SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2009

Sino Charter, Inc.
(Exact name of registrant as specified in Charter)

NEVADA	000-53155	20-8658254
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No 1749-1751 Xiangjiang Road
Shishi City, Fujian Province
People’s Republic of China

 (Address of Principal Executive Offices)

(561) 245-5155
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to “we,” “our,” “us,” “Sino Charter” the “Company” or the “Registrant” refer to Sino Charter, Inc., a Nevada corporation.

Explanatory Note

This Form 8-K/A is filed to amend and restate our current report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 13, 2009. Specifically, this Form 8-K/A removes the disclosures in the Form 8-K under Item 4.01 (Changes in Registrant’s Certifying Accountant) in their entirety, as such disclosures were inadvertently included in the Form 8-K due to a drafting error. The disclosures as required under Item 4.01 were previously included in a current report on Form 8-K filed with the SEC on June 26, 2008. Additionally, this Form 8-K/A removes the disclosures in the Form 8-K under Item 5.02 (Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers) in their entirety, and the disclosures relating to the effective date of Mr. Qingqing Wu’s appointment to the board of directors are revised, as such disclosures were inadvertently included in the Form 8-K due to a drafting error. Specifically, Mr. Wu’s appointment to the board of directors is to take place on the earlier of February 18, 2009 or the filing of the Company’s annual report on Form 10-K for fiscal 2008. The filing of this Form 8-K/A shall not be deemed an admission that the original filing, when made, intentionally included any known untrue statement of material fact or knowingly omitted to state a material fact necessary to make a statement not misleading.

Item 1.01	Entry into a Material Definitive Agreement

On  February 13, 2009 (the “Closing Date”), Sino Charter, Inc., a Nevada corporation (“Sino Charter” or the “Company”), closed a reverse acquisition by which it acquired a business engaged in the design, sourcing, marketing and distribution of casual apparel and clothing products in the People’s Republic of China (“China” or the “PRC”) pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, Peng Xiang Peng Fei Investments Limited, a company incorporated in the British Virgin Islands (“Peng Xiang”), and  the shareholders who, immediately prior to the closing of the transactions contemplated by the Exchange Agreement, collectively held 100% of Peng Xiang’s issued and outstanding share capital (the “BVI Shareholders”).  Peng Xiang is a holding company that, through its wholly owned subsidiary, Korea Jinduren (International) Dress Limited, a company incorporated in Hong Kong Special Administrative Region (“Korea Jinduren”), controls Jinjiang Yinglin Jinduren Fashion Limited, a company organized in the PRC (“Yinglin Jinduren”), by a series of contractual arrangements.  Throughout this current report on Form 8-K, Peng Xiang, Korea Jinduren and Yinglin Jinduren are sometimes collectively referred to as “V·LOV.”

Prior to the reverse acquisition under the Exchange Agreement, we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result of the reverse acquisition transaction, the BVI Shareholders became our controlling shareholders and Peng Xiang became our wholly-owned subsidiary, and we acquired the business and operations of V·LOV.

The following is a brief description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the Company. A copy of the Exchange Agreement is filed herewith as Exhibit 2.1.

Issuance of Common Stock. At the closing of the Exchange Agreement on the Closing Date, the Company issued 14,560,000 restricted shares of its common stock to the BVI Shareholders in exchange for 100% of the issued and outstanding capital stock of Peng Xiang. Immediately prior to the Exchange Agreement transaction, the Company had 1,440,000 shares of common stock issued and outstanding.  Immediately after the issuance of the shares to the BVI Shareholders, the Company had 16,000,000 shares of common stock issued and outstanding.

Change in Management .. As a condition to closing the Exchange Agreement and as more fully described in Item 5.02 below, Mr. Matthew Hayden will resign as the Company’s President, Chief Executive Officer, Chief Financial Officer and Secretary on February 18, 2009 or immediately after the Company files its annual report on Form 10-K for the year ended November 30, 2008, whichever occurs earlier, and two designees of Peng Xiang will be appointed as new officers of the Company concurrently with Mr. Hayden's resignation, as well as a designee of Peng Xiang to the Company’s board of directors, and upon the satisfaction of the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, the Company’s sole director immediately prior to the closing, Mr. Hayden, will resign from the board of directors, and three additional designees of Peng Xiang will be appointed to the board of directors.

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 13, 2009, Sino Charter acquired Peng Xiang and its business operations in a reverse acquisition transaction.  Reference is made to Item 1.01, which is incorporated herein, which summarizes the terms of the reverse acquisition transaction under the Exchange Agreement.

From and after the Closing Date, our primary operations consist of the business and operations of V·LOV, which are conducted in the PRC. Therefore, we disclose information about the business, financial condition, and management of V·LOV in this Form 8-K.

On the earlier of February 18, 2009 or immediately after the filing of the Company's annual report on Form 10-K for fiscal 2008, Mr. Matthew Hayden will resign as Chief Executive Officer, President, Chief Financial Officer and Secretary, and the following persons will be appointed as the Company’s new executive officers:

Name:	Officer Position/s held:
Qingqing Wu	President, Chief Executive Officer, Chief Operating Officer and Secretary
Yushan Zheng	Chief Financial Officer and Treasurer

Concurrently, Mr. Wu will be appointed to the Company’s board of directors.    In addition, upon the Company’s compliance with Section 14(f) of the Exchange Act, and Rule 14(f)-1 thereunder,  the resignation of Mr. Hayden from, and the appointment of three Peng Xiang designees, namely Dr. Jianwei Shen, Mr. Zhifan Wu and Mr. Yuzhen Wu, to the Company’s board of directors, will become effective.  The Company will file and mail the information statement required under Rule 14f-1 to its shareholders shortly following the filing of this Form 8-K.  Additional information regarding the above-mentioned directors and executive officers is set forth below under the section titled “Management”.

DESCRIPTION OF BUSINESS

Overview

We are a leading apparel producer in People’s Republic of China (“PRC” or “China”) that designs, develops, manufactures, distributes and sells trendy casual apparel and cutting edge clothing products targeted toward fashion-conscious middle-class Chinese consumers under the brand name “V·LOV”.  We seek to be a trendsetting leader in the design, marketing, distribution and sale of premium lifestyle apparel with affordable prices. Our products can be categorized as denim jeans, jackets, t-shirts, pants, sweaters, windbreakers, cotton wear, suits, and other clothing accessories.

We design and develop our apparel accessory products in our 120,000 square foot facility located in Yinlin in southeastern Fujian Province.  As a part of our strategy, we plan to take full advantage of the robust consumer spending growth in China and the growth in the youth fashion market segment.  According to the Chinese Statistical Yearbook 2006, the country’s retail sales of consumer goods increased from approximately US $535 billion in 2001 to approximately US $633 billion in 2003, and to approximately US $945 billion in 2005, representing a total growth rate of 76% in four years.  We target consumers in the 15-34 year old, medium to medium high income group, which account for approximately 29.65% of China’s total population of 1.3 billion in 2005, a target demographic comprising a total of 388 million people.

With regards to apparel, Chinese consumers are highly brand conscious and the ability to wear branded apparel is seen as a status symbol.  For many consumer segments, particularly younger consumers, foreign brands that are well known are still regarded as superior and are seen as a status symbol.  However, in recent years attitudes to domestic brands have changed as state-owned companies have been privatized and better quality products are produced.  Pride in the nation’s accomplishments has resulted in many consumers preferring local brands. Although Chinese consumers are price sensitive, consumers are also increasingly concerned about product quality and customer service, particularly with respect to apparel.  V·LOV’s favorable brand recognition and affordable prices appeal to a broad base of Chinese consumers.  For example, our coats and jackets ranging between RMB 300 (US$44) to RMB 600 (US$88) appeal to a wider range of consumers compared to our competitors such as Fairwhale and jack.jones whom also sell a comparable line but at the price of RMB 400 (US$59) to RMB 900 (US$132), while similar coats and jackets at G-STAR retail for over RMB1000 (US$146).  V·LOV takes pride in the affordability and quality of its products and superior customer service.

We market and distribute our products through independent agents, each of whom is granted rights to market and sell our products in a defined market or territory through a distribution agreement.  We currently have distribution agreements with 14 distributors throughout northern, central and southern China.  Our distributors currently own and operate 689 point of sales (“POS”) across the PRC.  We maintain and exercise control over brand advertising and marketing activities from our headquarters in Yinlin, a city of Fujian Province, where we set the tone for integrity, consistency and direction of the V·LOV brand image throughout China.  We also have marketing staff travelling around the country to help us enforce our visions and provide support and guidelines for our distributors.  We manufacture some of our apparel products at our Jinjiang production facility and outsource approximately 80% to 85% of manufacturing from third parties.

Company Organization

Peng Xiang is a holding company incorporated in the British Virgin Islands.  Since incorporation, Peng Xiang has not conducted any substantive operations of its own except for holding 100% of the equity interests of Korea Jinduren.

Korea Jinduren is a holding company established in Hong Kong Special Administration Region on January 5, 2005.  Korea Jinduren was formed by the owners of Yinglin Jinduren as a special purpose vehicle for purposes of raising capital. Other than activities relating to its contractual arrangements with Yinglin Jinduren as described below, Korea Jinduren has no other separate operations of its own.

Yinglin Jinduren is a limited liability company organized in the PRC on January 19, 2002.  Yinglin Jinduren holds the government licenses and approvals necessary to operate the apparel manufacturing and distribution business in China.  We do not own any equity interests in Yinglin Jinduren, but control and receive the economic benefits of its business operations through contractual arrangements. Through Korea Jinduren, we have contractual arrangements with Yinglin Jinduren and its owners pursuant to which we provide consulting and other general business operation services. Through these contractual arrangements, we also have the ability to substantially influence their daily operations and financial affairs, since we are able to appoint their senior executives and approve all matters requiring approval of the equity owners. As a result of these contractual arrangements, which enable us to control Yinglin Jinduren and to receive, through Korea Jinduren, all of its net profits, we are considered the primary beneficiary of Yinglin Jinduren. Accordingly, we consolidate its results, assets and liabilities in our financial statements.

For a description of these contractual arrangements, see “Contractual Arrangements with Yinglin Jinduren and its Owners.”

Contractual Arrangements with Yinglin Jinduren and its Owners

Our relationships with Yinglin Jinduren and its owners are governed by a series of contractual arrangements, as we (including our subsidiaries) do not own any equity interests in Yinglin Jinduren. The contractual arrangements constitute valid and binding obligations of the parties of such agreements. Each of the contractual arrangements and the rights and obligations of the parties thereto are enforceable and valid in accordance with the laws of the PRC. Under Chinese laws, each of Korea Jinduren and Yinglin Jinduren is an independent legal entity and neither of them is exposed to liabilities incurred by the other party.  Other than pursuant to the contractual arrangements between Korea Jinduren and Yinglin Jinduren, Yinglin Jinduren does not transfer any other funds generated from its operations to Korea Jinduren.

On December 28, 2005, Korea Jinduren entered into the following contractual arrangements with Yinglin Jinduren:

Consulting Services Agreement.  Pursuant to the exclusive consulting services agreement between Korea Jinduren and Yinglin Jinduren, Korea Jinduren has the exclusive right to provide to Yinglin Jinduren general consulting services relating to the management and operations of Yinglin Jinduren’s apparel business (the “Services”). Additionally, Korea Jinduren owns any intellectual property rights developed through the Services provided to Yinglin Jinduren. Yinglin Jinduren pays a quarterly consulting service fee in Renminbi (“RMB”) to Korea Jinduren that is equal to all of Yinglin Jinduren’s net income for such quarter.  The consulting services agreement is in effect unless and until terminated by written notice of either party in the event that: (a) the other party causes a material breach of this agreement, provided that if the breach does not relate to a financial obligation of the breaching party, that party may attempt to remedy the breach within 14 days following the receipt of the written notice; (b) the other party becomes bankrupt, insolvent, is the subject of proceedings or arrangements for liquidation or dissolution, ceases to carry on business, or becomes unable to pay its debts as they become due; (c) Korea Jinduren terminates its operations; (d) Yinglin Jinduren’s business license or any other license or approval for its business operations is terminated, cancelled or revoked; or (e) circumstances arise which would materially and adversely affect the performance or the objectives of the consulting services agreement.  Additionally, Korea Jinduren may terminate the consulting services agreement without cause.

Operating Agreement.  Pursuant to the operating agreement among Korea Jinduren, Yinglin Jinduren and the owners of Yinglin Jinduren who collectively hold 100% of the outstanding equity interests of Yinglin Jinduren, Korea Jinduren provides guidance and instructions on Yinglin Jinduren’s daily operations, financial management and employment issues.  The owners of Yinglin Jinduren must designate the candidates recommended by Korea Jinduren as their representatives on Yinglin Jinduren’s board of directors.  Korea Jinduren has the right to appoint senior executives of Yinglin Jinduren.  In addition, Korea Jinduren agrees to guarantee the performance of Yinglin Jinduren under any agreements or arrangements relating to Yinglin Jinduren’s business arrangements with any third party.  Yinglin Jinduren, in return, agrees to pledge its accounts receivable and all of its assets to Korea Jinduren.  Moreover, Yinglin Jinduren agrees that without the prior consent of Korea Jinduren, Yinglin Jinduren will not engage in any transactions that could materially affect the assets, liabilities, rights or operations of Yinglin Jinduren, including, without limitation, incurrence or assumption of any indebtedness, sale or purchase of any assets or rights, incurrence of any encumbrance on any of its assets or intellectual property rights in favor of a third party or transfer of any agreements relating to its business operation to any third party.  The term of this agreement is the maximum period of time permitted by law unless sooner terminated by any other agreements reached by all parties or upon a 30-day written notice from Korea Jinduren.  The term may be extended only upon Korea Jinduren’s written confirmation prior to the expiration of the agreement, with the extended term to be mutually agreed upon by the parties.

Equity Pledge Agreement  Under the equity pledge agreement between the owners of Yinglin Jinduren and Korea Jinduren, the stockholders of Yinglin Jinduren pledged all of their equity interests in Yinglin Jinduren to Korea Jinduren to guarantee Yinglin Jinduren’s performance of its obligations under the consulting services agreement.  If Yinglin Jinduren or its owners breach their respective contractual obligations, Korea Jinduren, as pledgee, will be entitled to certain rights, including, but not limited to, the right to vote with, control and sell the pledged equity interests.  The owners of Yinglin Jinduren also agreed, that upon occurrence of any event of default, Korea Jinduren shall be granted an exclusive, irrevocable power of attorney to take actions in the place and instead of the owners to carry out the security provisions of the equity pledge agreement, and take any action and execute any instrument as required by Korea Jinduren to accomplish the purposes of the equity pledge agreement.  The owners of Yinglin Jinduren agreed not to dispose of the pledged equity interests or take any actions that would prejudice Korea Jinduren’s interest.  The equity pledge agreement will expire two years from the fulfillment of Yinglin Jinduren’s obligations under the consulting services agreement.

Option Agreement.  Under the option agreement between the owners of Yinglin Jinduren and Korea Jinduren, the owners irrevocably granted Korea Jinduren or its designee an exclusive option to purchase, to the extent permitted under Chinese law, all or part of the equity interests in Yinglin Jinduren for the cost of the owners’ initial contributions to Yinglin Jinduren’s registered capital or the minimum amount of consideration permitted by applicable Chinese law.  Korea Jinduren or its designee has sole discretion to decide when to exercise the option, whether in part or in full.  The term of this agreement is ten years from January 1, 2006 and may be extended prior to its expiration by written agreement of the parties.

Proxy Agreement.  Pursuant to the proxy agreement between Korea Jinduren and the owners of Yinglin Jinduren, the owners agreed to irrevocably grant a designee of Korea Jinduren with the right to exercise the owners’ voting and other rights, including the rights to attend and vote at shareholders’ meetings (or by written consent in lieu of such meetings) in accordance with applicable laws and Yinglin Jinduren’s governing charters.  The proxy agreement may not be terminated without the unanimous consent of all parties, except that Korea Jinduren may terminate the proxy agreement with or without cause upon 30-day written notice to the owners.

Our Current Corporate Structure

The following diagram illustrates our corporate structure from and after the closing of the Exchange Agreement:

(1)
From and after the earlier of February 18, 2009 or the filing of the Company's 10-K for fiscal 2008, the management of Sino Charter will be: Mr. Qingqing Wu as Chairman and Chief Executive Officer, and Mr. Yushan Zheng as Chief Financial Officer. The appointments of Dr. Jianwei Shen, Mr. Zhifan Wu and Mr. Yuzhen Wu as members of the board of directors will become effective upon the expiration of the 10-day period following the delivery and/or mailing of the Schedule 14f-1 Information Statement to our stockholders as required under Rule 14(f)-1. As of the date of this current report: Mr. Qingqing Wu owns approximately 59.98% of Sino Charter’s issued and outstanding common stock; Mr. Yushan Zheng, Dr. Jianwei Shen, Mr. Zhifan Wu, and Mr. Yuzhan Wu do not own any shares of Sino Charter’s common stock as of the date of current report.

(2)	The management of BVI is comprised of Mr. Qingqing Wu as its sole director. Sino Charter is the sole shareholder of BVI.

(3)	The management of Korea Jinduren is comprised of Mr. Qingqing Wu as Chairman and Mr. Lileng Lin as Director.

(4)
Korea Jinduren controls Yinglin Jinduren through contractual arrangements designed to mimic equity ownership of Yinglin Jinduren by Korea Jinduren. These contracts include a consulting services agreement, operating agreement, equity pledge agreement, option agreement, and proxy agreement.

(5)	The management of Yinglin Jinduren is comprised of Mr. Qingqing Wu as Chairman and Executive Director, and Mr. Zhifan Wu as Executive Director.

Our Products

We design and distribute a broad array of products in various categories, of which 80% of our dedicated to men’s and 20% of our production is dedicated to women’s market.  Our products lines include the following:
Women’s Clothing:	jeans, jackets, t-shirts, windbreakers, sweaters, cotton wear, knit wear and accessories
Men’s Clothing:	jeans, jackets, undershirts, t-shirts, shirts, windbreakers, sweaters, cotton wear, knit wear and accessories

The 2007 revenue breakdown per production was as follows: 25% jeans; 22% shirts, undershirts and windbreakers; 19% jackets; 11% t-shirts; 6% cotton wear; 17% other clothing and accessories.

Our Distribution Channel and Customers

We do not directly engage in retail sales of our products; we market and distribute our products through independent agents, each of whom is granted rights to market and sell our products in a defined market or territory through a distribution agreement. We currently have distribution agreements with 14 distributors throughout northern, central and southern China.

The following is a list of our top ten major distributors for fiscal 2007. None of our distributors accounted for more than 25% of our total sales in fiscal 2007.

Company	Geographical Location	Fiscal 2007 Sales (RMB)	Fiscal 2007 Sales (US$)*	% of Sales
Xinshiji Apparel City, Fengtai District, Beijing	Beijing	9,598,312	approx. $1,321,302	3.18%
Jinduren Store, Shenhe District, Shenyang	Liaoning	15,736,230	approx. $2,151,492	5.22%
Jinduren Store in Duocai Xintiandi, Shaanxi	Shaanxi	16,044,217	approx. $2,193,601	5.32%
Nachun Li	Guangxi	16,110,168	approx. $2,202,618	5.34%
Yinji Fuchun Apparel, Zhengzhou	Henan	16,674,023	approx. $2,279,710	5.53%
Yunfang Jingduren Store, Kunming	Yunnan	27,061,642	approx. $3,699,928	8.97%
Jingduren Store, Tianqiao District, Jinan	Shandong	30,937,647	approx. $4,229,864	10.25%
Jinyang Commerce Co., Ltd., Wuhan	Hubei	36,980,382	approx. $5,056,040	12.26%
Clothwork Apparel, Wanma Plaza, Jiangxi	Jiangxi	45,023,909	approx. $6,155,769	14.92%
C-002 of Mingzhu 100 Market, Hangzhou	Zhejiang	72,436,662	approx. $9,903,701	24.01%

* Based on an exchange rate of 1US$ =7.3141 RMB as quoted on www.oanda.com on December 31, 2007.

Through our distributors, our products are currently sold at 689 V·LOV retail stores in China. These retail stores, also known as points of sales or POS, include counters, concessions, free standing stores and store-in-stores. We do not own or operate any V·LOV retail stores ourselves; the POS are established and owned by our distributors, each of whom operates its network of POS directly or through third party retail operators. V·LOV POS are currently spread over 10 provinces in the PRC. A breakdown of our POS by provinces is as follows:

PROVINCES	NUMBER OF POS
Beijing	39
Zhejiang	78
Shandong	153
Jiangxi	105
Yunnan	68
Shaanxi	62
Liaoning	38
Hubei	45
Henan	69
Guangxi	32

We believe that the sale of our products through distributors has enabled us to grow by leveraging on their regional retail expertise and economies of scale.  We provide retail policies and guidelines, training, advertising and marketing support as well as advertising subsidies to assist our distributors in the management and expansion of the V·LOV retail sales network.  To achieve consistency in our brand image, we set management and operational guidelines for all our distributors to follow at the V·LOV POS. These guidelines include inventory control, pricing and sale procedures, product and window display requirements and customer service standards. While our distributors currently do not share and our distributorship agreements do not require them to share sales information on each of their POS, our distributorship agreements require all POS to be V·LOV’s exclusive POS and our sales and marketing staff travel throughout China to monitor and advise our distributors. Distributors that maintain at least a three-year good standing relationship with us enjoy 30 to 60 days of credit while new distributors usually pay us upon the receipt of their orders.  The bad debt has been less than 1% for V·LOV during the last three years.

Each year, we hold two sales fairs – in November and in April/May – to showcase our new designs to our distributors. At each sales fair, the distributors place orders for products based on designs that they believe will appeal to their specific geographical markets, and we manufacture and deliver our products to the distributors according with the specifications of their orders. We then monitor and oversee their operations of the V·LOV POS through our marketing and sales team.  Our marketing and sales team advise and work closely with our distributors to renovate and update V·LOV POS as and when necessary to achieve maximum performance and expand their sales distribution network. Distributors are encouraged to hit performance targets in order to enjoy advertising rebate from us.

We are constantly looking for new distributors. We select distributors based on a range of criteria which we consider important for the operation of the V·LOV distribution sales network of cutting edge casual wear retail stores. We do not require our distributors to have any minimum number of years of relevant experience. We assess the suitability of a candidate to be our distributor based on, but not limited to, the following:

•	the relevant experience in the management and operation of casual wear retail stores;

•	the ability to develop and operate a network of retail stores in its designated sales region;

•	the perceived ability to meet our sales targets;

•	the suitability of its store location and size; and

•	overall creditworthiness;

We identify suitable distributors and enter into distributorship agreements, generally for a term of up to 12 months, renewable on a year to year basis upon satisfying certain criteria.  We set guidelines for our distributors in respect of the location, store layout and product display of their V·LOV POS.  We allow our distributors to use authorized third party retail store operators to operate V·LOV POS.  Distributors must obtain our prior written approval before appointing such retail store operators.

We have contractual relationships only with our distributors and not with authorized third party retail store operators; thus we require our distributors to implement, monitor compliance with and enforce our retail store guidelines on the authorized third party retail store operators. Except for the provision of advertising subsidies to our distributors upon satisfying certain sales performances, we do not make any payment, give any sales incentives, or pay any fee to our distributors.  Our distributors do not pay us any fee other than the purchase price for the purchase of our products.

Our Suppliers and Manufacturers

Although we have our own manufacturing capacity at our 120,000 square foot production facility located in Yinlin, the most important function of that facility is to support our research and development department in sample and prototype designs and other research and development activities. Instead, we currently outsource approximately 80% to 85% of our manufacturing to independent third-party factories as a part of our overall sourcing strategy. Outsourcing work allows us to maximize production flexibility while managing capital expenditures and costs of maintaining what would otherwise be a massive workforce.

The amount of manufacturing that we outsource varies seasonally depending upon such factors as current factory capacity and customer demand. We currently work with a select list of 10 manufacturers. We do not execute agreements with such manufacturers since there are many well-qualified clothing manufacturers to choose from and any of them can be readily replaced. However, we have established good working relationships with all of the manufacturers that we work with and do not expect to replace any of our manufacturers.

We select raw materials (including fabric, fasteners, thread, buttons, labels and related materials) directly from local fabric and accessory suppliers and identify imported specialty fabrics to meet requirements specially that may be requested by our distributors. Our contractors purchase these raw materials from these suppliers according with our manufacturing and design specifications. We currently work with a select list of more than 20 suppliers. We do not execute agreements with our suppliers since there are no shortages of suppliers and materials to choose from. At any given time, we can easily replace any of our current suppliers. However, we have good working relationships with all of our current suppliers and do not expect the replacement of any of our suppliers. For the fiscal year ended December 31, 2007, one supplier, Fujian Longzhizu Textile Development Co., Ltd., accounted for 14.5% of our total supply purchases. For the fiscal year ended December 31, 2006, two suppliers, Shishi City Jiexing Apparel Industry Development Co., Ltd. and Shishi Meilian Textile Co., Ltd., accounted for 11.88% and 13.81%, respectively, of our total supply purchases. For the nine months ended September 30, 2008, two suppliers, namely, Shishi City Jiexing Apparel Industry Development Co., Ltd. and Zhongshan City Luzhicheng Apparel Co., Ltd., accounted for 45.85% and 16.3%, respectively, of our total supply purchases.  Up to the present we have not experienced any significant difficulty in obtaining materials that are essential to our business. We generally agree to pay our subcontractors within 30-60 days after dispatching the goods to our distributors. We typically place orders with our subcontractors when we receive orders from our distributors.

Our Sales and Marketing

The strength of the V·LOV brand name and image is not only contributable to our ability to design and produce trendy and high quality apparel; it is also largely dependent on the skill of our sales and marketing team to promote our products to our target group of young and fashion conscious consumers. We currently have 35 sales and marketing staff. The Sales and Marketing Director is in charge of four departments, including sales, marketing, strategic planning and logistics.

We have sales and marketing guidelines for all our distributors to follow at the V·LOV POS. These guidelines include pricing and sale procedures, product and window display requirements and customer service standards. We are in the process of employing a new database to learn more about our consumers’ spending behaviors and obtain more market feedback through our distributors in order to allocate our sales and marketing resources more efficiently.

We actively market our brand by placing print ads in local newspapers and fashion magazines. Our ads also appear in various outdoor venues, such as mass transit posters, exterior bus panels, bus stations and billboards, and indoor venues, such as in-mall kiosks. We also run televisions and radio ads for V·LOV brands. We promote our brand through sponsorship of movies, sporting events and television programs targeted at our customer demographic profile. In 2003, the Company appointed Yang Chengang, the number one internet pop singer in China, as the Company’s celebrity spokesperson. Mr. Yang’s contract expired in 2007, and we are in the process of pursuing another celebrity spokesperson to represent our brand.  Additionally, our Chief Designer, Mr. Fengfei Zeng, who is renowned in the PRC, acts as our spokesperson.  Under the terms of his employment agreement which expires on March 1, 2010, Mr. Zeng is required, in addition to being our Chief Designer, to appear at all V·LOV fashion shows and events as our spokesperson.

Our advertising expenses were RMB 10.99 million (US$1,380,015) and RMB 10.55 million (US$1,388,832) for the fiscal years ended 2006 and 2007 respectively. We spent approximately RMB 17.67 million (US$2,533,271) in advertising for the nine months ended September 30, 2008. Advertising expenses represented 42.97% to 58.70% of our operating costs for these periods and we expect that it will increase approximate 5% to 7% within the next two years.

We are always promoting our brand to new distributors to expand our POS. Management believes we continue to benefit from our solid reputation for providing high quality goods in the markets where we have a presence, which provides us further opportunities to work with desirable distributors in our business. Our marketing strategy aims to attract distributors with the strongest branding experience within the strongest markets in order to effectively promote our brand. Referrals from existing distributors have been and continue to be a fruitful source of new customers.

Production and Quality Control

We are committed to designing and manufacturing high quality garments.  We have implemented strict quality control and craft discipline systems to ensure that our products meet certain quality and safety standards, which include:

•	evaluate customers to make sure we produce middle to high-end products only;

•	evaluate suppliers to make sure the supplies could meet our standards;

•	inspect the manufacturing process and quality of the fabrics supplies by our trained employees;

•	run routine checks on the fabrics for flammability, durability, chemical content, static properties, color retention and various other properties in our advanced testing center;

•	conduct on-line inspection in the manufacturing process by our trained employees; and

•	final audit the products before products are delivered.

In addition, we work closely with our distributors so that they understand our testing and inspection process.  Due to our strict quality control and testing process, we have not undergone any product or merchandise recalls, and we generally do not receive any significant requests by our distributors to return finished goods. Product returns have not resulted in material operating expenses.

We require our contract manufacturers to comply with our manufacturing standards and specifications. We do not allow our manufacturers to sub-contract our production orders without our prior written consent. We inspect products manufactured by our contractors to ensure that they meet our rigorous quality standards and our specifications.  The products are subject to our stringent quality control procedures; and we routinely perform continuous on-site inspections. Our policies and arrangements allow us to return defective products back to the relevant manufacturers. We inspect prototypes of each product prior to cutting by the contractors, and conduct a final inspection of finished products prior to shipment to ensure that they meet our high standards.

Logistics and Inventory

Beginning in 2008, the majority of our products are made by contract factories that ship finished goods directly to our distributors after final quality inspections. As a result, we experienced significant drop in inventory of finished goods beginning in September 2008. Products that we make at our facility are typically delivered to our distributors by truck or local couriers.

Competition

The high fashion apparel industry is quite competitive in China, including brand names and companies of all sizes, both within China and elsewhere in the world, many of which have greater financial and manufacturing resources than us.  Nevertheless, we have been in the high fashion apparel business since 2004 and believe that we have earned a reputation for producing high fashion and high quality products and at competitive prices, with excellent customer service.

We believe that our chief competitive strength is our in-depth and thorough understanding of our targeted customer groups in China. Our design team led by our Chief Designer, Mr. Fengfei, Zeng, with the assistance of our distributors, formulates new design concepts by analyzing information on global and local fashion trends and market research. Then, our product samples are reviewed by distributors and marketing team. Then, the sample prototypes are further refined based on evaluations carried out by marketing personnel before showcasing the final designs at our sales fairs.

Currently, there are several companies in China that we consider to be direct competitors, including both state-owned and private companies of different sizes.  Some of our local competitors include Fairwhale and Cabbeen.  International brands such as G-STAR and jack.jones are also competing in the same space as V·LOV. We believe we differentiate ourselves from the competition due to persistent pursuit of quality control, a diversified casual wear product lineup and in-house design talent.

Intellectual Properties and Licenses

The following table describes the intellectual property currently owned by V·LOV:

Type	Name	Category Number and Description	Issued By	Duration	Description
Trademark	劲都人 Jingduren	28 (entertainment products, toys, sports and athletic products, Christmas ornaments)	Trademark Administration of the National Administration of Industry and Commerce (the “PRC Trademark Bureau”)	January 7, 2009 to January 6, 2019 (10 years)	Logo, brand name used in our products

Trademark	劲都人 JINDUREN	25 (apparel, shoes and hats)	PRC Trademark Bureau	January 7, 2009 to January 6, 2019 (10 years)	Logo, brand name used in our products Logo, brand name used in our products

Trademark	劲都人 JINDUREN	18 (leather (work), artificial leather (work), fur, suitcase and travelling bag, umbrella and parasol, walking stick, saddle and harness etc.)	PRC Trademark Bureau	January 7, 2009 to January 6, 2019 (10 years)	Logo, brand name used in our products Logo, brand name used in our products

Trademark	劲都人 JINDUREN	32 (beer, non-alcoholic drinks such as mineral water, soda, fruit drink, syrup, etc.)	PRC Trademark Bureau	November 14, 2008 to November 13, 2018 (10 years)	Logo, brand name used in our products Logo, brand name used in our products

Trademark	V.LOV	33 (alcoholic drinks (except beer))	PRC Trademark Bureau	November 14, 2008 to November 13, 2018 (10 years)	Logo, brand name used in our products Logo, brand name used in our products

Trademark	V.BOLD	25 (apparel, shoes and hats)	PRC Trademark Bureau	September 28, 2008 to September 27, 2018 (10 years)	Logo, brand name used in our products Logo, brand name used in our products

Trademark	V.LOV	25 (apparel, shoes and hats)	PRC Trademark Bureau	September 28, 2008 to September 27, 2018 (10 years)	Logo, brand name used in our products Logo, brand name used in our products

Trademark	劲都人 JINDUREN	33 (alcoholic drinks (except beer))	PRC Trademark Bureau	February 28, 2008 to February 27, 2018 (10 years)	Logo, brand name used in our products Logo, brand name used in our products

Trademark	劲都人 JINDUREN	34 (tobacco and cigarettes, smoking set, matches)	PRC Trademark Bureau	February 28, 2008 to February 27, 2018 (10 years)	Logo, brand name used in our products Logo, brand name used in our products

Trademark	劲都人 JINDUREN	25 (apparel, shoes and hats)	PRC Trademark Bureau	September 14, 2007 to September 13, 2017 (10 years)	Logo, brand name used in our products Logo, brand name used in our products

The following table describes the intellectual property currently licensed by V·LOV from Mr. Qingqing  Wu, our President and CEO. As of the date of this current report, we have not used any of the trademarks in connection with our products.

Type	Name	Category Number and Description	Issued By	Duration	Description
Trademark	罗纳贝克	25 (apparel, shoes and hats)	PRC Trademark Bureau	March 14, 2007 to March 13, 2017 (10 years)	Logo, brand name

Trademark	柏仕顿	25 (apparel, shoes and hats)	PRC Trademark Bureau	April 7, 2007 to April 6, 2017 (10 years)	Logo, brand name

Trademark	劲都龙	25 (apparel, shoes and hats)	PRC Trademark Bureau	January 28, 2007 to January 27, 2017 (10 years)	Logo, brand name

Trademark	劲都人	35 (advertisement, industry, industrial management, office business)	PRC Trademark Bureau	February 21, 2008 to February 20, 2018 (10 years)	Logo, brand name

We have also applied for registration of the following trademarks with the PRC Trademark Bureau, which approvals are still pending as of the date of this current report:

Trademark	Category Number and Description	Application No.	Application Date	Accepted by the PRC Trademark Bureau	Description
锐觉	25 (apparel, shoes and hats)	5426659	June 19, 2006	November 9, 2006	Logo, brand name used in our products

锐觉	35 (advertisement, industry, industrial management, office business)	5426658	June 19, 2006	November 9, 2006	Logo, brand name used in our products

锐觉	41 (education, professional training, entertainment, cultural and sports activities)	5426660	June 19, 2006	November 9, 2006	Logo, brand name used in our products

索锐 SHIIN	35 (advertisement, industry, industrial management, office business)	5154823	February 13, 2006	August 14, 2006	Logo, brand name used in our products

狄索	25 (apparel, shoes and hats)	4959565	October 24, 2005	January 19, 2006	Logo, brand name used in our products

DESIL	25 (apparel, shoes and hats)	4957882	October 24, 2005	January 19, 2006	Logo, brand name used in our products

J&D	25 (apparel, shoes and hats)	4957883	October 24, 2005	January 19, 2006	Logo, brand name used in our products

D.SO	25 (apparel, shoes and hats)	4957884	October 24, 2005	January 19, 2006	Logo, brand name used in our products

JD	25 (apparel, shoes and hats)	4957885	October 24, 2005	January 19, 2006	Logo, brand name used in our products

劲都JINDUREN	26 (lace and decorated border, embroidery, buttons, needles, artificial flowers)	4833668	August 12, 2005	October 25, 2005	Logo, brand name used in our products

	25 (apparel, shoes and hats)	4650774	May 12, 2005	July 29, 2005	Logo, brand name used in our products

劲都JINDUREN	318(leather (work), artificial leather (work), fur, suitcase and travelling bag, umbrella and parasol, walking stick, saddle and harness etc.)	5054599	May 12, 2005	July 29, 2005	Logo, brand name used in our products

V·LOV takes all necessary precautions to protect our intellectual property.  Aside from registering our trademarks with the PRC Trademark Bureau to protect our intellectual property, our marketing team also diligently conducts market research and patrols our POS stores and other marketplaces to ensure that our intellectual property are not being violated. In the event of any infringement upon our intellectual property rights, we will pursue all available legal rights and remedies.

Governmental Regulations

Dividend Distribution

The principal laws, rules and regulations governing dividends paid by Yinglin Jinduren are embodied in the Company Law of the PRC (1993), as amended in 2006 (the “Company Law”). Under the Company Law, Yinglin Jinduren may pay dividends only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, Yinglin Jinduren is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its statutory surplus reserve fund until the accumulative amount of such reserve reaches 50% of its respective registered capital. These reserves are not distributable as cash dividends. As of September 30, 2008, the accumulated balance of our statutory reserve funds reserves amounted to RMB 7.18 million (US$0.91 million) and the accumulated profits of our consolidated PRC entities that were available for dividend distribution amounted to RMB 49.12 million (US$7.03 million).

Fabric Safety

We are required to comply with central, provincial and local regulations governing fabric safety.   In order to address these compliance issues, we have established an advanced fabric testing center to ensure that our products meet certain quality and safety standards established by the governmental authorities.  Our testing center located in our Jinjiang facility runs routine checks on our products for flammability, durability, chemical content, static properties, color retention and various other properties.  In addition, we work closely with our distributors so that they understand our testing and inspection process.

Enterprise Taxation

Pursuant to the PRC Enterprise Income Tax Law (the "New Tax Law") passed by the Tenth National People's Congress on 16 March 2007, the new PRC income tax rates for domestic and foreign enterprises are unified at 25% effective January 1, 2008. The enactment of the New Tax Law is not expected to have any significant financial effect on the amounts accrued in the balance sheet in respect of taxation payable and deferred taxation.

Value Added Tax

The Provisional Regulations of the People’s Republic of China Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994.  Under these regulations and the Implementing Rules of the Provisional Regulations of the People’s Republic of China Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in the PRC is charged on an aggregated basis at a rate of 13 or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and service in the same financial year.

Business Tax

With effect from January 1, 1994, business that provides services, assigns intangible assets or sells immovable property became liable to business tax at a rate ranging from 3 to 5% of the charges of the services provided, intangible assets assigned or immovable property sold, as the case may be.

Environmental Protection Regulations

In accordance with the Environmental Protection Law of the PRC adopted by the Standing Committee of the NPC on 26th December, 1989, the bureau of environmental protection of the State Council sets the national guidelines for the discharge of pollutants. The provincial and municipal governments of provinces, autonomous regions and municipalities may also set their own guidelines for the discharge of pollutants within their own provinces or districts in the event that the national guidelines are inadequate.

A company or enterprise which causes environmental pollution and discharges other polluting materials which endanger the public should implement environmental protection methods and procedures into their business operations. This may be achieved by setting up a system of accountability within the company’s business structure for environmental protection; adopting effective procedures to prevent environmental hazards such as waste gases, water and residues, dust powder, radioactive materials and noise arising from production, construction and other activities from polluting and endangering the environment. The environmental protection system and procedures should be implemented simultaneously with the commencement of and during the operation of construction, production and other activities undertaken by the company. Any company or enterprise which discharges environmental pollutants should report and register such discharge with relevant bureaus of environmental protection and pay any fines imposed for the discharge. A fee may also be imposed on the company for the cost of any work required to restore the environment to its original state. Companies which have caused severe pollution to the environment are required to restore the environment or remedy the effects of the pollution within a prescribed time limit.

If a company fails to report and/or register the environmental pollution caused by it, it will receive a warning or be penalized. Companies which fail to restore the environment or remedy the effects of the pollution within the prescribed time will be penalized or have their business licenses terminated. Companies or enterprises which have polluted and endangered the environment must bear the responsibility for remedying the danger and effects of the pollution, as well as to compensate any losses or damages suffered as a result of such environmental pollution.

Foreign Exchange Controls

Major reforms have been introduced to the foreign exchange control system of the PRC since 1993.

On 28 December 1993, the People’s Bank of China (“PBOC”), with the authorization of the State Council issued the Notice on Further Reform of the Foreign Exchange Control System which came into effect on 1 January 1994. Other new regulations and implementation measures include the Regulations on the Foreign Exchange Settlement, Sale and Payments which were promulgated on 20 June 1996 and took effect on 1 July 1996 and which contain detailed provisions regulating the settlement, sale and payment of foreign exchange by enterprises, individuals, foreign organizations and visitors in the PRC and the regulations of the PRC on Foreign Exchange Control which were promulgated on 1 January 1996 and took effect on 1 April 1996 and which contain detailed provisions in relation to foreign exchange control.

The foreign exchange earnings of all PRC enterprises, other than those foreign investment enterprises (“FIE”), who are allowed to retain a part of their regular foreign exchange earnings or specifically exempted under the relevant regulations, are to be sold to designated banks. Foreign exchange earnings obtained from borrowings from foreign institutions or issues of shares or bonds denominated in foreign currency need not be sold to designated banks, but must be kept in foreign exchange bank accounts of designated banks unless specifically approved otherwise.

At present, control of the purchase of foreign exchange is relaxed. Enterprises within the PRC which require foreign exchange for their ordinary trading and non-trading activities, import activities and repayment of foreign debts may purchase foreign exchange from designated banks if the application is supported by the relevant documents. Furthermore, FIEs may distribute profit to their foreign investors with funds in their foreign exchange bank accounts kept with designated banks. Should such foreign exchange be insufficient, enterprises may purchase foreign exchange from designated banks upon the presentation of the resolutions of the directors on the profit distribution plan of the particular enterprise.

On January 24, 2005, the State Administration of Foreign Exchange (“SAFE”)  promulgated the Circular of the State Administration of Foreign Exchange Concerning Relevant Issues on Improving Foreign Exchange Administration for Merger and Acquisitions with Foreign Entities (the “Circular”). The Circular provides for, inter alia, strict supervision and control by SAFE and its local branches/offices of capital contribution examination, foreign currency registration for share transfers, registration of shareholders’ loan, remittance of profits out of the PRC, re-investment of profits, and share transfers by foreign invested enterprises established in the manner of acquisitions of PRC enterprises by foreign enterprises with PRC residents as shareholders. On April 8, 2005, Notice concerning the Relevant Issues for the Registration of Overseas Investments by Domestic Residents and Foreign Exchange Registration for Foreign Acquisition was promulgated by SAFE which further requires that PRC residents who have contributed their domestic assets or shares into the overseas companies and thus hold the shares of such overseas companies directly or indirectly, shall conduct supplemental foreign exchange registration with the local foreign exchange authority, even if the relevant acquisition of the domestic company had been completed prior to 24 January 2005.

Without such supplemental registration, the PRC residents are prohibited to conduct foreign investment and conduct other foreign exchange business under capital item, and the foreign exchange registration for the foreign invested company will not be preceded by the local foreign exchange authority. If the foreign exchange registration for the foreign investment company was made by false or misleading information and representation, the foreign invested company shall be liable for the profits remitted out of the PRC and other transactions under the capital item since the registration date. The PRC resident who is the largest shareholder in the overseas invested companies directly or indirectly is also required to go through registration for modification or record with the local foreign exchange authority within 30 days from the date of any increase/decrease of capital, share transfer, merger/splitting, overseas share investment, and foreign guarantees concerning domestic assets of such overseas invested companies (“material issues”). Failure to conduct the above supplemental registration, registration for modification or record of the material issues with the local foreign exchange authority fully could adversely affect the foreign invested company’s ability to remit its profits, liquidation, share transfer and capital decreasing fees abroad, and could be punished as foreign exchange evasion.

Seasonality

Chinese consumers’ spending behaviors are typically stable year to year; they are typically affected by seasonal shopping patterns within the year.  Sales are particularly higher before the Chinese New Year holiday in early spring, the Labor Day holiday in early May, the summer months and the National Day holiday in early October.

We have typically experienced seasonal fluctuations in sales volume due to the seasonal fluctuations experienced by the majority of our customers.  These seasonal fluctuations typically result in sales increases in the first and second quarters and sales decreases in the third and fourth quarters of each year.  The mix of product sales may vary considerably from time to time as a result of changes in seasonal and geographic demand for particular types of casual wear and accessories.  In addition, unexpected and abnormal changes in climate may affect sales of our products that are timed for release during a particular season.

Fluctuations in our sales may also result from a number of other factors including:

•	the timing of our competitors’ launch of new products;

•	consumer acceptance of our new and existing products;

•	changes in the overall clothing industry growth rates;

•	economic and demographic conditions that affect consumer spending and retail sales;

•	the mix of products ordered by our distributors;

•	the timing of the placement and delivery of distributor orders; and

•	variation in the expenditure necessary to support our business.

As a result, we believe that comparisons of our operating results between any interim periods may not be meaningful and that these comparisons may not be an accurate indicator of our future performance.

Employees

The following table sets forth the number of our employees for each of our areas of operations and as a percentage of our total workforce as of December 31, 2008:

	Number of Employees	% of Employees
Production Development	230	62.33%
Sales & Marketing and Quality Assurance	47	12.74%
Production Management	40	10.84%
Purchasing	7	1.90%
Finance	10	2.70%
Management & Administration	14	3.79%
Research & Development	21	5.69%

TOTAL	369	100%

We are in full compliance with Chinese labor laws and regulations and are committed to providing safe and comfortable working conditions and accommodations for our employees.

Labor Costs. The manufacture of garments is a labor-intensive business, and that is why we outsource most of our manufacturing to contract manufacturers. We rely on in-house skilled labor and talents to design, develop and sell our products.  Generally, we offer one to three months of training to new workers to better understand our brand and improve their relevant skills during the training period.  Management expects that our access to reasonably priced and competent labor will continue into the foreseeable future.

Working Conditions and Employee Benefits.  We believe in the importance of maintaining our social responsibilities, and we are committed to providing employees with a safe, clean, comfortable working environment and accommodations. Our employees also are entitled to time off during public holidays. In addition, we frequently monitor contract manufacturers’ working conditions to ensure their compliance with related labor laws and regulations. We are in full compliance with our obligations to provide pension benefits to our workers, as mandated by the PRC government. We strictly comply with the Chinese labor laws and regulations, and offer reasonable wages, life insurance and medical insurance to our workers.

Compliance with Environmental Laws

Based on the present nature of our operations, we do not believe that environmental laws and the cost of compliance with those laws have or will have a material impact on us or our operations.

CORPORATE INFORMATION

Both of our principal executive offices are located in Fujian Province, China. The principal executive office for marketing and research and development is located at No 1749-1751 Xiangjiang Road in Shishi City, Fujian Province, China.  The principal executive office for accounting and financial services is located at Fengsheng Mansion 9th Floor, Annan Road, Quanzhou City, Fujian Province, China.  The Company’s main telephone number is 0595-88554555 and its fax number is 0595-88611838.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the requirements of the Securities Exchange Act, we file reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at its Public Reference Room, located at 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.  In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC also maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Industry

Our sales are influenced by general economic cycles. A prolonged period of depressed consumer spending would have a material adverse effect on our profitability.

Apparel is a cyclical industry that is dependent upon the overall level of consumer spending.  The global economy is currently experiencing a downturn.  Purchases of trendy apparel and accessories tend to decline in periods of uncertainty regarding future economic prospects, when consumer spending, particularly on discretionary items, and disposable income decline.  Many factors affect the level of consumer spending in the apparel industries, including, among others: prevailing economic conditions, levels of employment, salaries and wage rates, energy costs, interest rates, the availability of consumer credit, taxation and consumer confidence in future economic conditions.  During periods of economic uncertainty, we may not be able to maintain or increase our sales to existing customers, make sales to new customers, maintain sales levels at our existing POS, or maintain or improve our margins from operations as a percentage of net sales.  Our customers anticipate and respond to adverse changes in economic conditions and uncertainty by reducing inventories and canceling orders.  A prolonged period of depressed consumer spending would have a material adverse effect on our profitability.

Intense competition in the worldwide apparel industry could reduce our sales and prices.

We face a variety of competitive challenges from other apparel producers both in China and other countries.  Some of these competitors have greater financial and marketing resources than we do and may be able to adapt to changes in consumer preferences or retail requirements more quickly, devote greater resources to the marketing and sale of their products or adopt more aggressive pricing policies than we can.  As a result, we may not be able to compete successfully with them if we cannot continue enhancing our marketing and management strategies, quality and value or responding appropriately to consumers needs.

Competition from companies with significantly greater resources than ours, and if we are unable to compete effectively with these companies, our market share may decline and our business could be harmed.

We face intense competition in the apparel industry from other established companies.  A number of our competitors may have significantly greater financial, technological, manufacturing, sales, marketing and distribution resources than we do.  Their greater capabilities in these areas may enable them to better withstand periodic downturns in the apparel industry, compete more effectively on the basis of price and production and more quickly develop new products.  In addition, new companies may enter the markets in which we compete, further increasing competition in the industry.  We believe that our ability to compete successfully depends on a number of factors, including the style and quality of our products and the strength of our brand name, as well as many factors beyond our control.  We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand our development and marketing of new products, which would adversely impact the trading price of our common stock.

The worldwide apparel industry is subject to ongoing pricing pressure.

The apparel market is characterized by low barriers to entry for both suppliers and marketers, global sourcing through suppliers located throughout the world, trade liberalization, continuing movement of product sourcing to lower cost countries, ongoing emergence of new competitors with widely varying strategies and resources, and an increasing focus on apparel in the mass merchant channel of distribution.  These factors contribute to ongoing pricing pressure throughout the supply chain.  This pressure has and may continue to:

•	require us to reduce wholesale prices on existing products;

•	result in reduced gross margins across our product lines; and

•	increase pressure on us to further reduce our production costs and our operating expenses.

Any of these factors could adversely affect our business and financial condition.

Fluctuation in the price, availability and quality of raw materials could increase our cost of goods and decrease our profitability.

We purchase raw materials directly from local fabric and accessory suppliers.  We may also import specialty fabrics to meet specific customer requirements.  We also purchase finished goods from other contract manufacturers.  The prices we charge for our products are dependent in part on the market price for raw materials used to produce them.  The price, availability and quality of our raw materials may fluctuate substantially, depending on a variety of factors, including demand, supply conditions, transportation costs, government regulation, economic climates and other unpredictable factors.  Any raw material price increases could increase our cost of goods and decrease our profitability unless we are able to pass higher prices on to our customers.

For the fiscal year ended December 31, 2007, we relied on one supplier for 14.5% of our total supply purchases. For the fiscal year ended December 31, 2006, we relied on two suppliers for 11.88% and 13.81%, respectively, of our total supply purchases. For the nine months ended September 30, 2008, we relied on two suppliers for 45.85% and 16.3%, respectively, of our total supply purchases.  We do not have any long-term written agreements with any of our suppliers and do not anticipate entering into any such agreements in the near future.  We do not believe that loss on any of these suppliers would have a material adverse effect on our ability to obtain finished goods or raw materials essential to our business because we believe we can locate other suppliers in a timely manner.

Our continued operations depend on current fashion trends.  If our designs and products do not continue to be fashionable, our business could be adversely affected.

Our success depends in large part on our ability to develop, market and deliver innovative and stylish products that are consistent and build on our brand and image at a pace and intensity competitive with our competition.  The novelty and the design of our VLOV apparel are critical to our success and competitive position, and the inability to continue to develop and offer unique products to our customers could harm our business.  We cannot be certain that trendy apparel and related accessories will continue to be fashionable.  Should the trend steer away from apparel and related accessories such as ours, our sales could decrease and our business could be adversely affected.  In addition, our future designs and plans to expand our product offerings may not be successful, and any unsuccessful designs or product offerings could adversely affect our business.

Our business and the success of our products could be harmed if we are unable to maintain our brand image.

Our success to date has been due in large part to the growth of our brand image.  If we are unable to timely and appropriately respond to changing consumer demand, our brand name and brand image may be impaired.  Even if we react appropriately to changes in consumer preferences, consumers may consider our brand image to be outdated or associate our brand with styles that are no longer popular.  In the past, many apparel companies have experienced periods of rapid growth in revenues and earnings followed by periods of declining sales and losses.  Our business may be similarly affected in the future.

Risks Relating to Our Business

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

We have a limited operating history. Yinglin Jinduren commenced business in 2004. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving industries such as the apparel industry in China. Some of these risks and uncertainties relate to our ability to:

•	maintain our market position;

•	attract additional customers and increase spending per customer;

•	respond to competitive market conditions;

•	increase awareness of our brand and continue to develop customer loyalty;

•	respond to changes in our regulatory environment;

•	maintain effective control of our costs and expenses;

•	raise sufficient capital to sustain and expand our business; and

•	attract, retain and motivate qualified personnel.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

We may be unable to sustain our past growth or manage our future growth, which may have a material adverse effect on our future operating results.

We have experienced rapid growth since our inception, and have increased our net sales from $4.74 million in 2004 to $39.73 million in 2007. We anticipate that our future growth rate will depend upon various factors, including the strength of our brand image, the market success of our current and future products, the success or our growth strategies, competitive conditions and our ability to manage our future growth.  Future growth may place a significant strain on our management and operations. As we continue to grow in our operations, our operational, administrative, financial and legal procedures and controls will need to be expanded. As a result, we may need to train and manage an increasing number of employees, which could distract our management team from our business. Our future success will depend substantially on the ability of our management team to manage our anticipated growth. If we are unable to anticipate or manage our growth effectively, our future operating results could be adversely affected.

Our business could be harmed if we fail to maintain proper inventory levels.

We place orders with our contract manufacturers for most of our products when we receive all of our customers’ orders.  We do this to minimize purchasing costs, the time necessary to fill customer orders and the risk of non-delivery. We also maintain an inventory of certain products that we anticipate will be in greater demand. However, we may be unable to sell the products we have ordered in advance from manufacturers or that we have in our inventory. Inventory levels in excess of customer demand may result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair our brand image and have a material adverse effect on our operating results and financial condition. Conversely, if we underestimate consumer demand for our products or if our manufacturers fail to supply the quality products that we require at the time we need them, we may experience inventory shortages. Inventory shortages might delay shipments to customers, negatively impact retailer and distributor relationships, and diminish brand loyalty.

We rely on our distributors to operate our retail network.

Our distributors operate, directly or indirectly via third parties, our V·LOV POS. We do not own or operate any V·LOV retail stores ourselves. We depend on our distributors’ regional retail experience and economies of scale. We may not be able to expand the geographical coverage of our existing distributors, or be able to engage new distributors who have strong network and retail experience, which may substantially impair our sales targets. We rely on our distributors in the management and expansion of the V·LOV retail sales network. Even though we provide retail policies and guidelines, training, advertising and marketing support, our distributors might not carry out our visions and satisfy the needs of our business. Our sales to distributors also may not correlate directly to the demand for our products by end customers. If our distributors mismanage and do not effectively expand our retail network, our business and our reputation can be adversely affected.

We rely on contract manufacturing of our products.  Our inability to secure production sources meeting our quality, cost, working conditions and other requirements, or failures by our contractors to perform, could harm our sales, service levels and reputation.

We source our products from independent manufacturers who purchase fabric and other raw materials. As a result, we must locate and secure production capacity. We depend on independent manufacturers to maintain adequate financial resources, secure a sufficient supply of raw materials, and maintain sufficient development and manufacturing capacity in an environment characterized by continuing cost pressure and demands for product innovation and speed-to-market. In addition, we do not have material long-term contracts with any of our independent manufacturers, and these manufacturers generally may unilaterally terminate their relationship with us at any time.

Our dependence on contract manufacturing could subject us to difficulty in obtaining timely delivery of products of acceptable quality. A manufacturer's failure to deliver products to us in a timely manner or to meet our quality standards could cause us to miss the delivery date requirements of our wholesale customers. In addition, any interference with our ability to receive delivery from those manufacturers, such as conditions at ports or issues that otherwise affect transportation and warehousing providers, could cause delayed delivery of product. Additionally, if we experience a significant increase in demand, or if we need to replace any of the manufacturers that we currently use, we may have to expand our third party manufacturing capacity. We cannot be assured that this capacity will be available to us, or that if available it will be available on terms that are acceptable to us. Failing to make timely deliveries may cause our customers to cancel orders, refuse to accept deliveries, impose non-compliance charges through invoice deductions or other charge-backs, demand reduced prices or reduce future orders, any of which could harm our sales and margins.

Our success depends on the continued protection of our trademark and other proprietary intellectual property rights.

Our trademark and other intellectual property rights are important to our success and competitive position, and the loss of or inability to enforce trademark and other proprietary intellectual property rights could harm our business. We devote substantial resources to the establishment and protection of our trademark and other proprietary intellectual property rights in China. Our efforts to establish and protect our trademark and other proprietary intellectual property rights may not be adequate to prevent imitation or counterfeiting of our products by others or to prevent others from seeking to block sales of our products. Unauthorized copying of our products or unauthorized use of our trademarks or other proprietary rights may not only erode sales of our products but may also cause significant damage to our brand names and our ability to effectively represent ourselves to our customers.

Our business could suffer from the financial instability of our distributors.

We sell our product to certain distributors on open account with 30 to 60 day payment terms, but these arrangements are not always possible.  Financial difficulties of our distributors could result in losses for our company.

The loss of our incoming Chief Executive Officer, Chief Designer or other key management personnel would have an adverse impact on our future development and could impair our ability to succeed.

Our performance is substantially dependent upon the expertise of our incoming Chief Executive Officer, Mr. Qingqing Wu, our Chief Designer, Mr. Fengfei Zeng, and other key management personnel.  Mr. Wu and Mr. Zeng spend all of their working time on our company's business. It may be difficult to find qualified individuals to replace Mr. Wu and Mr. Zeng or other key management personnel if we were to lose any one or more of them. The loss of Mr. Wu, Mr. Zeng or any of our key management personnel could have a material adverse effect on our business, development, financial condition, and operating results.  Furthermore, most members of our design team, with the exception of Mr. Zeng, are not currently under contract. Mr. Zeng does not have a non-competition clause in his contract, however, so there is nothing to restrict him from leaving V·LOV and going to work for a competitor.

Our quarterly revenues and operating results fluctuate as a result of a variety of factors, including seasonal fluctuations in demand for denim and related apparel, and accessories delivery date delays, timing of new POS openings.

Our quarterly revenues and operating results have varied significantly in the past and can be expected to fluctuate in the future due to a number of factors, many of which are beyond our control.  For example, sales of our products have historically been somewhat seasonal in nature with the strongest sales generally occurring during the Chinese New Year holiday in early spring, Labor Day holiday in early May, summer months, and National Day holiday in early October.  Delays in scheduling or pickup of products by our wholesale customers could negatively impact our net sales and results of operations for any given quarter.  The timing of new POS openings and the amount of revenue contributed by new POS could also impact our net sales and results of operations for any given quarter.  As a result of these specific and other general factors, our operating results will likely vary from quarter to quarter and the results for any particular quarter may not be necessarily indicative of results for the full year.  Any shortfall in revenues or net income from levels expected by securities analysts and investors could cause a decrease in the trading price of our common stock.

We depend on our distributors for our sales. A significant adverse change in our relationship with a distributor or in a distributor’s performance or financial position could harm our business and financial condition.

For the year ended December 31, 2007, our five largest distributors represented approximately 70.41% of our total net sales. A decision by a major distributor, whether motivated by competitive considerations, strategic shifts, financial requirements or difficulties, economic conditions or otherwise, to decrease its purchases from us or to change its manner of doing business with us, could adversely affect our business and financial condition. In addition, while we have long-standing relationships, we do not have long term contracts with any of our distributors. We identify suitable distributors and enter into distributorship agreements, generally for a term of up to 12 months, renewable on a year to year basis upon satisfying certain criteria.

We do not believe that there is any material risk of loss of any of these distributors during the next 12 months. We also believe that the unexpected loss of these distributors could have material adverse effect on our earnings or financial condition.  While we believe that we could replace these distributors within 12 months, the loss of which will not have material adverse effect on our financial condition in the long term.  None of our affiliates are officers, directors, or material shareholders of any of these distributors.

We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act.

Failure to timely comply with the requirements of Section 404 or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our debt and equity securities.

We currently are not an “accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. Beginning with our Annual Report for the year ended December 31, 2008, Section 404 of the Sarbanes-Oxley Act of 2002 requires us to include an internal control report with our Annual Report on Form 10-K. That report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year.  This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified.  Additionally, for the fiscal year ended December 31, 2009 our independent registered public accounting firm will be required to issue a report and their evaluation of the operating effectiveness of our internal control over financial reporting.  Our assessment requires us to make subjective judgments and our independent registered public accounting firm may not agree with our assessment.

Achieving compliance with Section 404 within the prescribed period may require us to incur significant costs and expend significant time and management resources.  If we are not able to complete our assessments as required under Section 404 in a timely manner, we and our independent registered public accounting firm would be unable to conclude that our internal control over financial reporting is effective. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities. In addition, our independent registered public accounting firm may not conclude that our internal control over financial reporting is operating effectively.  We will continue to consistently improve our internal control over the financial reporting with our best efforts and we plan to engage assistance from outside experts in doing so.

We must successfully maintain and/or upgrade our information technology systems.

We rely on various information technology systems to manage our operations, and we regularly evaluate these systems against our current and expected requirements.  Although we have no current plans to implement modifications or upgrades to our systems, we will eventually be required to make changes to legacy systems and acquiring new systems with new functionality.  We are considering additional investments in updating our current system to help us improve our internal control system and to meet compliance requirements under Section 404.  We are also continuing to develop and update our internal information systems on a timely basis to meet our business expansion needs.  Any information technology system disruptions, if not anticipated and appropriately mitigated, could have an adverse effect on our business and operations.

Business interruptions could adversely affect our business.

Our operations and the operations of our suppliers and distributors are vulnerable to interruption by fire, earthquake, hurricanes, power loss, telecommunications failure and other events beyond our control. In the event of a major natural disaster, we could experience business interruptions, destruction of facilities and loss of life. In the event that a material business interruption occurs that affects us or our suppliers or distributors, deliveries could be delayed and our business and financial results could be harmed.

We must attract more consumers within our targeted profile and female consumers to our brand.

Our V·LOV brand sales are weighted towards male consumers 15 to 34 years of age. If we are not successful in attracting consumers within our demographic profile and more female consumers to our brands, our results of operation and our ability to grow will be adversely affected.

Risks Related to Our Corporate Structure

We conduct our business through Yinglin Jinduren by means of contractual arrangements. If the Chinese government determines that these contractual arrangements do not comply with applicable regulations, our business could be adversely affected. If the PRC regulatory bodies determine that the agreements that establish the structure for operating our business in China do not comply with PRC regulatory restrictions on foreign investment, we could be subject to severe penalties. In addition, changes in such Chinese laws and regulations may materially and adversely affect our business.

There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements between Korea Jinduren and Yinglin Jinduren. Although we have been advised by our PRC counsel, that based on their understanding of the current PRC laws, rules and regulations, the structure for operating our business in China (including our corporate structure and contractual arrangements with Yinglin Jinduren and its owners) comply with all applicable PRC laws, rules and regulations, and do not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations, we cannot assure you that the PRC regulatory authorities will not determine that our corporate structure and contractual arrangements violate PRC laws, rules or regulations. If the PRC regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our contractual arrangements will become invalid or unenforceable. In addition, new PRC laws, rules and regulations may be introduced from time to time to impose additional requirements that may be applicable to our contractual arrangements. For example, the PRC Property Rights Law that became effective on October 1, 2007 may require us to register with the relevant government authority the security interests on the equity interests in Yinglin Jinduren granted to us under the equity pledge agreements that are part of the contractual arrangements. If we are required to register such security interests, failure to complete such registration in a timely manner may result in such equity pledge agreements to be unenforceable against third party claims.

The Chinese government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new Chinese laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future Chinese laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

If we, Korea Jinduren or Yinglin Jinduren are determined to be in violation of any existing or future PRC laws, rules or regulations or fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

•	revoking the business and operating licenses of our PRC consolidated entities;

•	discontinuing or restricting the operations of our PRC consolidated entities;

•	imposing conditions or requirements with which we or our PRC consolidated entities may not be able to comply;

•	requiring us or our PRC consolidated entities to restructure the relevant ownership structure or operations;

•	restricting or prohibiting our use of the proceeds from our initial public offering to finance our business and operations in China; or

•	imposing fines.

The imposition of any of these penalties would severely disrupt our ability to conduct business and have a material adverse effect on our financial condition, results of operations and prospects.

Our contractual arrangements with Yinglin Jinduren and its owners may not be as effective in providing control over these entities as direct ownership.

We have no equity ownership interest in Yinglin Jinduren, and rely on contractual arrangements to control and operate the company and its businesses. These contractual arrangements may not be as effective in providing control over the company as direct ownership. For example, Yinglin Jinduren could fail to take actions required for our business despite its contractual obligation to do so. If Yinglin Jinduren fails to perform under its agreements with us, we may have to rely on legal remedies under Chinese law, which may not be effective. In addition, we cannot assure you that the owners of Yinglin Jinduren will act in our best interests.

Because we rely on the consulting services agreement with Yinglin Jinduren for our revenue, the termination of this agreement will severely and detrimentally affect our continuing business viability under our current corporate structure.

We are a holding company and do not have any assets or conduct any business operations other than the contractual arrangements between Korea Jinduren, our indirect wholly owned subsidiary, and Yinglin Jinduren. As a result, we currently rely entirely for our revenues on dividends payments from Korea Jinduren after it receives payments from Yinglin Jinduren pursuant to the consulting services agreement which forms a part of the contractual arrangements. The consulting services agreement may be terminated by written notice of Korea Jinduren or Yinglin Jinduren in the event that: (a) Yinglin Jinduren causes a material breach of the agreement, provided that if the breach does not relate to a financial obligation of the breaching party, that party may attempt to remedy the breach within 14 days following the receipt of the written notice; (b) one party becomes bankrupt, insolvent, is the subject of proceedings or arrangements for liquidation or dissolution, ceases to carry on business, or becomes unable to pay its debts as they become due; (c) Korea Jinduren terminates its operations; or (d) circumstances arise which would materially and adversely affect the performance or the objectives of the agreement. Additionally, Korea Jinduren may terminate the consulting services agreement without cause. Because neither we nor our direct and indirect subsidiaries own equity interests of Yinglin Jinduren, the termination of the consulting services agreement would sever our ability to continue receiving payments from YinlinJinduren under our current holding company structure. While we are currently not aware of any event or reason that may cause the consulting services agreement to terminate, we cannot assure you that such an event or reason will not occur in the future. In the event that the consulting services agreement is terminated, this may have a severe and detrimental effect on our continuing business viability under our current corporate structure, which in turn may affect the value of your investment.

We rely principally on dividends paid by our consolidated operating entity to fund any cash and financing requirements we may have, and any limitation on the ability of our consolidated PRC entities to pay dividends to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and rely principally on dividends paid by our consolidated PRC operating entity for cash requirements, including the funds necessary to service any debt we may incur. In particular, we rely on earnings generated by Yinglin Jinduren, which are passed on to us through Korea Jinduren. If any of our consolidated operating subsidiaries incurs debt in its own name in the future, the instruments governing the debt may restrict dividends or other distributions on its equity interest to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements Korea Jinduren currently have in place with Yinglin Jinduren, in a manner that would materially and adversely affect our ability to pay dividends and other distributions on our equity interest.

Furthermore, applicable PRC laws, rules and regulations permit payment of dividends by our consolidated PRC entity only out of its retained earnings, if any, determined in accordance with PRC accounting standards. Under PRC laws, rules and regulations, our consolidated PRC entities are required to set aside at least 10.0% of their after-tax profit based on PRC accounting standards each year to their statutory surplus reserve fund until the accumulative amount of such reserves reach 50.0% of their respective registered capital. As a result, our consolidated PRC entity is restricted in its ability to transfer a portion of its net income to us whether in the form of dividends, loans or advances. As of September 30, 2008, our restricted reserves totaled RMB 7.18 million (US$0.91 million) and we had retained earnings of RMB 49.12 million (US$7.03 million). Our restricted reserves are not distributable as cash dividends. Any limitation on the ability of our consolidated operating subsidiaries to pay dividends to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

Management members of Yinglin Jinduren have potential conflicts of interest with us, which may adversely affect our business and your ability for recourse.

Mr. Qingqing Wu, our incoming Chief Executive Officer, is also the Chairman Yinglin Jinduren. Mr. Yushan Zheng, who is our Chief Financial Officer, is the Chief Financial Officer of Yinglin Jinduren. Mr. Zhifan Wu, who is one fo our directors, is the Executive Director of Yinglin Jinduren. Conflicts of interests between their respective duties to our company and Yinglin Jinduren may arise. As our directors and executive officers, they have a duty of loyalty and care to us under U.S. and Hong Kong law when there are any potential conflicts of interests between our company and Yinglin Jinduren. We cannot assure you, however, that when conflicts of interest arise, every one of them will act completely in our interests or that conflicts of interests will be resolved in our favor. For example, they may determine that it is in Yinglin Jinduren’s interests to sever the contractual arrangements with Korea Jinduren, irrespective of the effect such action may have on us. In addition, any one of them could violate his or her legal duties by diverting business opportunities from us to others, thereby affecting the amount of payment that Yinglin Jinduren is obligated to remit to us under the consulting services agreement.

In the event that you believe that your rights have been infringed under the securities laws or otherwise as a result of any one of the circumstances described above, it may be difficult or impossible for you to bring an action against Yinglin Jinduren or our officers or directors who are members of Yinglin Jinduren’s management, all of whom reside within China. Even if you are successful in bringing an action, the laws of China may render you unable to enforce a judgment against the assets of Yinglin Jinduren and its management, all of which are located in China.

Risks Related to Doing Business in China

Yinglin Jinduren subject to restrictions on making payments to us.

We are a holding company incorporated in Nevada and do not have any assets or conduct any business operations other than our indirect investments in Yinglin Jinduren. As a result of our holding company structure, we rely entirely on payments from that company under the contractual arrangements with our indirect wholly owned subsidiary, Korea Jinduren. The Chinese government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. See “Government control of currency conversion may affect the value of your investment.” Furthermore, if our affiliated entity in China incurs debt on their own in the future, the instruments governing the debt may restrict their ability to make payments. If we are unable to receive all of the revenues from our operations through these contractual arrangements, we may be unable to pay dividends on our ordinary shares.

Because our assets are located overseas, shareholders may not receive distributions that they would otherwise be entitled to if we were declared bankrupt or insolvent.

All of our assets are located in the PRC. Because our assets are located overseas, our assets may be outside of the jurisdiction of U.S. courts to administer if we are the subject of an insolvency or bankruptcy proceeding. As a result, if we declared bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the U.S., under U.S. bankruptcy law.

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

All of our business operations are currently conducted in the PRC, under the jurisdiction of the PRC government.  Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China.  China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources.  While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China.  The PRC government has implemented various measures to encourage economic development and guide the allocation of resources.  Some of these measures benefit the overall PRC economy, but may also have a negative effect on us.  For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.  Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth.  Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

Unprecedented rapid economic growth in China may increase our costs of doing business, and may negatively impact our profit margins and/or profitability.

Our business depends in part upon the availability of relatively low-cost labor and materials.  Rising wages in China may increase our overall costs of production.  In addition, rising raw material costs, due to strong demand and greater scarcity, may increase our overall costs of production.  If we are not able to pass these costs on to our customers in the form of higher prices, our profit margins and/or profitability could decline.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because our subsidiaries are incorporated in non-U.S. jurisdictions, we conduct substantially all of our operations in China, and all of our officers reside outside the United States.

Although we are incorporated in Nevada, we conduct substantially all of our operations in China through Yinglin Jinduren.  All of our officers and directors reside outside the United States and some or all of the assets of those persons are located outside of the United States.  As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in China in the event that you believe that your rights have been infringed under the securities laws or otherwise.  Even if you are successful in bringing an action of this kind, the laws of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely within the United States.

Governmental control of currency conversion may affect the value of your investment.

The Chinese government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current structure, our income is primarily derived from payments from Yinglin Jinduren. Shortages in the availability of foreign currency may restrict the ability of our Chinese subsidiaries and our affiliated entity to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing Chinese foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from China State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The Chinese government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our stockholders.

Fluctuation in the value of RMB may have a material adverse effect on your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. Our revenues and costs are mostly denominated in RMB, while a significant portion of our financial assets are denominated in U.S. dollars. We rely entirely on fees paid to us by our affiliated entity in China. Any significant fluctuation in the value of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our stock in U.S. dollars. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into RMB for such purposes. An appreciation of RMB against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar denominated financial assets into RMB, as RMB is our reporting currency.

 Dividends we receive from our subsidiary located in the PRC may be subject to PRC withholding tax.

The recently enacted PRC Enterprise Income Tax Law, or the EIT Law, and the implementation regulations for the EIT Law issued by the PRC State Council, became effective as of January 1, 2008. The EIT Law provides that a maximum income tax rate of 20% is applicable to dividends payable to non-PRC investors that are “non-resident enterprises,” to the extent such dividends are derived from sources within the PRC, and the State Council has reduced such rate to 10% through the implementation regulations. We are a Nevada holding company and substantially all of our income is derived from the operations of Yinglin Jinduren located in the PRC, which is contractually obligated to pay its quarterly profits to our WFOE. Therefore, dividends paid to us by our WFOE in China may be subject to the 10% income tax if we are considered as a “non-resident enterprise” under the EIT Law. If we are required under the EIT Law and its implementation regulations to pay income tax for any dividends we receive from our WFOE, it may have a material and adverse effect on our net income and materially reduce the amount of dividends, if any, we may pay to our shareholders.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of an epidemic outbreak, such as the SARS epidemic in April 2003. Any prolonged recurrence of such adverse public health developments in China may have a material adverse effect on our business operations. For instance, health or other government regulations adopted in response may require temporary closure of our stores or offices. Such closures would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of SARS or any other epidemic.

Risks Related to an Investment in Our Securities

Our common stock has limited liquidity.

Our common stock is traded on the Over-the-Counter Bulletin Board. It is thinly traded compared to larger more widely known companies in the same industry. Thinly traded common stock can be more volatile than stock trading in an active public market. We cannot predict the extent to which an active public market for our common stock will develop or be sustained.

Our stock is categorized as a penny stock.  Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is categorized as a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We expect to experience volatility in our stock price, which could negatively affect shareholders’ investments.

The market price for shares of our common stock may be volatile and may fluctuate based upon a number of factors, including, without limitation, business performance, news announcements or changes in general market conditions.

Other factors, in addition to the those risks included in this section, that may have a significant impact on the market price of our common stock include, but are not limited to:

•	receipt of substantial orders or order cancellations of products;

•	quality deficiencies in services or products;

•	international developments, such as technology mandates, political developments or changes in economic policies;

•	changes in recommendations of securities analysts;

•	shortfalls in our backlog, revenues or earnings in any given period relative to the levels expected by securities analysts or projected by us;

•	government regulations, including stock option accounting and tax regulations;

•	energy blackouts;

•	acts of terrorism and war;

•	widespread illness;

•	proprietary rights or product or patent litigation;

•	strategic transactions, such as acquisitions and divestitures;

•	rumors or allegations regarding our financial disclosures or practices; or

•	earthquakes or other natural disasters concentrated in Fujian, China where a significant portion of our operations are based.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities.  Due to changes in the volatility of our common stock price, we may be the target of securities litigation in the future.  Securities litigation could result in substantial costs and divert management’s attention and resources.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends.  Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends.  We presently intend to retain all earnings for our operations.

Our common shares are not currently traded at high volume, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate a substantial number of shares at one time.

We cannot predict the extent to which an active public market for its common stock will develop or be sustained.  However, we do not rule out the possibility of applying for listing on the NYSE Alternext (formerly known as the American Stock Exchange) or Nasdaq Capital Market or other markets.

Our common shares are currently traded, but currently with low volume, based on quotations on the “Over-the-Counter Bulletin Board”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

Our corporate actions are substantially controlled by our principal shareholders and affiliated entities.

Our principal shareholders, which includes our officers and directors, and their affiliated entities, own approximately 59.98% of our outstanding shares of common stock. These shareholders, acting individually or as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions.  In addition, because of the percentage of ownership and voting concentration in these principal shareholders and their affiliated entities, elections of our board of directors will generally be within the control of these shareholders and their affiliated entities. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders and their affiliated entities. As such, it would be difficult for shareholders to propose and have approved proposals not supported by management. There can be no assurances that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all of our shareholders.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation, as amended, contain a provision permitting us to eliminate the liability of our directors for monetary damages to our company and shareholders to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Legislative actions, higher insurance costs and potential new accounting pronouncements may impact our future financial position and results of operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives following the Enron bankruptcy are likely to increase general and administrative costs and expenses. In addition, insurers are likely to increase premiums as a result of high claims rates over the past several years, which we expect will increase our premiums for insurance policies. Further, there could be changes in certain accounting rules.  These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent material misstatements.

We are subject to reporting obligations concerning our internal controls, under the U.S. securities laws.  The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting.  In addition, an independent registered public accounting firm must report on the effectiveness of these controls beginning in 2009.  Our management may conclude that our internal controls over our financial reporting are not effective.  Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed.  Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future.  Effective internal controls, particularly those related to sales revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent material misstatements, or in certain extreme cases, fraud.  As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables summarize consolidated financial data regarding the business of VLOV and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements of VLOV and the related notes included with those financial statements.  The summary consolidated financial information as of September 30, 2008 and 2007 (unaudited), and for the fiscal years ended December 31, 2007 and 2006 have been derived from the consolidated financial statements for VLOV.  All monetary amounts are expressed in U.S. Dollars unless otherwise indicated.

(Amounts in thousands and in USD)

	Nine Months Ended September 30,		Twelve Months Ended December 31,
	2008	2007	2007	2006
	(unaudited)	(unaudited)
Income statement data:
Sales	$40,013	$30,216	$39,727	$18,989
Cost of Sales	25,620	18,996	24,939	12,385
Gross Profit	14,393	11,220	14,788	6,604
Total Operating Expenses	5,043	2,296	3,230	2,351
Operating Income	9,350	8,924	11,558	4,253
Total Other Income (Expenses)	(37)	2	8	1
Earnings Before Tax	9,313	8,926	11,566	4,254
Income Tax / Deferred Benefit	2,364	2,946	3,817	1,404
Net Income	6,949	5,980	7,749	2,850

Footnotes

The reverse acquisition transaction under the Exchange Agreement is deemed to be a reverse acquisition, where the Company (the legal acquirer) is considered the accounting acquiree and BVI (the legal acquiree) is considered the accounting acquirer.  Certain pro forma financial information for the Exchange Transaction is included in Exhibit 99.2 of this Report.

Balance Sheet Data

(Amounts in thousands and in USD)

		As of December 31,
	As of September 30, 2008	2007	2006
Consolidated Balance Sheet Data:	(Unaudited)
Cash and Cash Equivalents	$4,721	$2,758	1,982
Working Capital	8,400	1,381	5,266
Total Assets	13,744	13,660	9,386
Total Liabilities	4,046	11,217	3,106
Total Shareholders’ Equity	9,698	2,443	6,280

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of VLOV for the fiscal years ended December 31, 2007 and  2006, and for the nine months ended September 30, 2008 and 2007 should be read in conjunction with the Selected Consolidated Financial Data, the BVI financial statements, and the notes to those financial statements that are included elsewhere in this Current Report on Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

OVERVIEW

V·LOV is a leading apparel producer that designs, develops, manufactures, distributes and sells high fashion apparel and accessories to fashion conscious consumers in the PRC.  We market and distribute our products into the China market by entering into distribution agreements with independent agents, each of whom is granted rights to market and sell our products in a defined market or territory.  We currently have agreements with 14 distributors throughout northern, central and southern China.  After distributors place purchase orders for our products, we manufacture and deliver our products to our distributors.  Our distributors currently own and operate 689 POS across the PRC, including counters, concessions and free standing stores and store-in-stores.  We maintain and exercise control over advertising and marketing activities from our headquarters in Fujian, China; where we set the tone for integrity, consistency and direction of the V·LOV brand image throughout China.

CRITICAL ACCOUNTING POLICIES

Certain of the Company’s accounting policies are important to the portrayal of the Company’s financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. Estimates associated with these policies are susceptible to material changes as a result of changes in facts and circumstances.

While our significant accounting policies are more fully described in Note 1 to our consolidated financial statements appearing at Exhibit 99.1, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis:

Revenue Recognition

Revenue from the sales of goods is recognized on the transfer of significant risks and rewards of ownership, which generally coincides with the time when the goods are delivered and the title has passed to the customers. Revenue excludes value-added tax and is arrived at after deduction of trade discounts and allowances.

Accounts receivable

Accounts receivable, which are unsecured, are stated at the amount the Group expects to collect. The Group maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Group evaluates the collectability of its accounts receivable based on a combination of factors, including customer credit-worthiness and historical collection experience. Management reviews the receivable aging and adjusts the allowance based on historical experience, financial condition of the customers and other relevant current economic factors. As of September 30, 2008 and 2007 and December 31, 2007 and 2006, all of the trade receivable balances were aged less than 90 days and have been collected in full subsequent to the balance sheet date. Therefore, the management determined no allowance for uncollectible amounts is required.

Recently Adopted Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board ("FASB") issued interpretation No. 48 ("FIN 48"), Accounting for Uncertainty in Income Taxes.  FIN 48 prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes.  Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods.  FIN 48 is effective for fiscal years beginning after December 15, 2006 and the provisions of FIN 48 are applied to all tax positions under Statement No. 109 upon initial adoption.  The cumulative effect of applying the provisions of this interpretation are reported as an adjustment to the opening balance of retained earnings for that fiscal year.  The Group adopted FIN 48 effective January 1, 2007.  The adoption of FIN 48 did not require an adjustment to the opening balance of retained earnings as of January 1, 2007.

New Accounting Standards

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“FAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The provisions of FAS 157 for financial assets and liabilities are effective for the Group’s fiscal years beginning January 1, 2008 and the provisions of FAS 157 for non financial assets and liabilities except for items recognized at fair value on a recurring basis are effective for the fiscal year beginning January 1, 2009. The Group is currently evaluating the impact of the provisions for non financial assets and liabilities. The Group has evaluated the provisions of FAS 157 for financial assets and liabilities and there is no material impact on the Group’s financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities including an Amendment of FASB Statement No. 115” (“FAS 159”). FAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The provisions of FAS 159 are effective for the Group’s fiscal year beginning January 1, 2008. The Group has evaluated the impact of the provisions of FAS 159 and there is no material impact on the Group’s financial position or results of operations.

In December 2007, the FASB issued SFAS 160 “Accounting for Noncontrolling Interests”, which clarifies the classification of noncontrolling interests in statements of financial position and the accounting for and reporting of transactions between the reporting entity and holders of such noncontrolling interests. SFAS 160 will be effective for fiscal years beginning after December 15, 2008. We are currently evaluating the impact of this standard on our Financial Statements; however, we do not expect that the adoption of SFAS 160 will have a material impact on our financial condition or results of operations.

In December 2007, the FASB issued SFAS 141(R) “Applying the Acquisition Method”, which clarifies the accounting for a business combination and requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141(R) will be effective for fiscal years beginning after December 15, 2008. We are currently evaluating the impact of this standard on our Financial Statements; however, we do not expect that the adoption of SFAS 141(R) will have a material impact on our financial condition or results of operations.

RESULTS OF OPERATIONS

Comparison of Nine Month Periods Ended September 30, 2008 and September 30, 2007

Results of Operations

	Nine Month Periods Ended September 30,
	2008		2007
	(Amounts in thousands, in U.S. Dollars, except for percentages)
Sales	$40,013	100.00%	$30,216	100.00%
Gross Profit	$14,393	35.97%	$11,220	37.13%
Operating Expense	$5,043	12.60%	$2,296	7.60%
Income From Operations	$9,350	23.37%	$8,924	29.5	3%
Other Expenses / (Income)	$37	0.09%	$(2)	(0.01)%
Income tax expenses	$2,364	5.91%	$2,946	9.75%
Net Income	$6,949	17.37%	$5,980	19.79%

Sales

Sales for the nine months ended September 30, 2008 were $40,013,000, an increase of 32.42% from $30,216,000 for 2007.  We generate revenue primarily from the production and sale of garments in the domestic Chinese markets through our 689 POS spread across 10 provinces.  The increase in our sales was primarily attributable to our marketing efforts under the VLOV brand and the rapid expansion of our sales network.

The following table sets forth a breakdown of our total sales revenue, by provinces, for the periods indicated:

	Nine Month Periods Ended September 30,
	2008		2007
	(Amounts in thousands, in U.S. Dollars, except for percentages)
	$	% of total sales revenue	$	% of total sales revenue	Growth in 2008 compared with 2007

Beijing	$1,308	3.27%	$619	2.05%	111.31%
Zhejiang	$10,544	26.35%	$7,153	23.67%	47.41%
Shandong	$4,188	10.47%	$3,299	10.92%	26.95%
Jiangxi	$6,119	15.29%	$4,080	13.50%	49.98%
Yunnan	$3,699	9.24%	$2,406	7.96%	53.74%
Shanxi	$2,377	5.94%	$1,211	4.01%	96.28%
Liaoning	$2,093	5.23%	$1,783	5.90%	17.39%
Hubei	$5,087	12.71%	$4,202	13.91%	21.06%
Henan	$2,224	5.56%	$1,761	5.83%	26.29%
Guangxi	$2,190	5.47%	$1,964	6.50%	11.51%
Others	$184	0.47%	$1,738	5.75%	(89.41)%
Total Net Sales	$40,013	100.00%	$30,216	100.00%	32.42%

Cost of Sales and Gross Profit Margin

The following table sets forth the components of our cost of sales and gross profit both in absolute amount and as a percentage of total net sales for the periods indicated.

	Nine Month Periods Ended September 30,
	2008		2007
	(Amounts in thousands, in U.S. Dollars, except for percentages)
Total Net Sales	$40,013	100.0%	$30,216	100.0%
O.E.M. Finished Goods	$19,781	49.44%	$2,363	7.82%
Raw Materials	$3,867	9.66%	$12850	42.53%
Labor	$557	1.39%	$469	1.55%
Outsource Production Costs	$832	2.08%	$2,902	9.60%
Other and Overhead	$583	1.46%	$412	1.36%
Total Cost of Sales	$25,620	64.03%	$18,996	62.87%
Gross Profit	$14,393	35.97%	$11,220	37.13%

Raw materials cost and outsource production cost accounted for 9.66% and 2.08%, respectively, of our total net sales for the period ended September 30, 2008, compared to 42.53% and 9.60%, respectively, in the nine months ended September 30, 2007. As previously mentioned, we decided to modify our focus from outsourcing to O.E.M. manufacturing during this period.  And as a result of this decision, the O.E.M. cost during this period increased from 7.82% of our total net sales for the nine-month period ended September 30, 2007 to 49.44% of our total net sales for the same period ended September 30, 2008.

Labor cost accounted for 1.39% of our total net sales for the first nine months in 2008, slightly down from 1.55% compared to the same period in 2007.  In the interim, overhead and other expenses remained at 1.46% and 1.36% of our total net sales for both the nine month period ended September 30, 2008 and 2007 respectively.

Total cost of sales for the nine months ended September 30, 2008 was $25,620,000, an increase of 34.87% from $18,996,000 for the same period in 2007. As a percentage of total net sales, our cost of sales increased to approximately 64.03% of total net sales for the nine months ended 2008, up slightly from approximately 62.87% of total net sales for the nine months ended in 2007. Consequently, gross margin as a percentage of total net sales decreased slightly to 35.97% for the nine months ended September 30, 2008 from 37.13% for the same period in 2007. Our gross margin decreased mainly due to the increase of the cost of materials.

The following table sets forth our total net sales, cost of sales, gross profit and gross margin of the geographic market segments for the periods indicated.

	Nine Months Ended September 30,

	2008				2007
	Net Sales	Cost of sales	Gross profit	Gross margin	Net Sales	Cost of sales	Gross profit	Gross margin
	(Amounts in thousands, in U.S. Dollars, except for percentages)

Beijing	$1,308	$854	$454	34.71%	$619	$381	$238	38.45%
Zhejiang	$10,544	$6,703	$3,841	36.43%	7,153	$4,470	$2,683	37.51%
Shandong	$4,188	$2,701	$1,487	35.51%	3,299	$2,062	$1,237	37.47%
Jiangxi	$6,119	$3,924	$2,195	35.87%	4,080	$2,518	$1,562	38.28%
Yunnan	$3,699	$2,383	$1,316	35.58%	2,406	$1,472	$934	38.82%
Shanxi	$2,377	$1,534	$843	35.46%	1,211	$762	$449	37.08%
Liaoning	$2,093	$1,351	$742	35.45%	$1,783	$1,110	$673	37.75%
Hubei	$5,087	$3,237	$1,850	36.37%	4,202	$2,614	$1,588	37.79%
Henan	$2,224	$1,415	$809	36.38%	1,761	$1,084	$677	38.44%
Guangxi	$2,190	$1,401	$789	36.03%	1,964	$1,198	$766	39.00%
Others	$184	$117	$67	36.41%	1,738	$1,325	$413	23.76%
Total	$40,013	$25,620	$14,393	35.97%	30,216	$18,996	$11,220	37.13%

Overall gross margin for the nine months ended September 30, 2008 was 35.97%, which decreased slightly from 37.13% for the same nine month period in 2007.  The cost of our materials increased and we were not able to pass off such increase to our customers and therefore our overall gross margin decreased slightly as a result.

Selling, General and Administrative Expenses

	Nine Months Ended September 30,
	2008		2007
	$	% of Total Net Sales	$	% of Total Net Sales
	(Amounts in thousands, in U.S. Dollars, except for percentages)
Gross Profit	$14,393	35.97%	$11,220	37.13%
Operating Expenses:
Selling Expenses	2,965	7.41%	1,306	4.32%
General and Administrative Expenses	2,078	5.19%	990	3.28%
Total	5,043	12.60%	2,296	7.60%
Income from Operations	9,350	23.37%	8,924	29.53%

Selling expenses for the nine months ended September 30, 2008 increased by 127.03% from $1,306,000 for the same period in 2007 to $2,965,000 in 2008.  The increase was mainly due to an increase in promotional and advertising expenses from $1,029,000 for the nine months ended September 30, 2007 to $2,533,000 for the nine months ended September 30, 2008.

General and administrative expenses increased by 109.89% from $990,000 for the nine month period in 2007 to $2,078,000 for the same period in 2008.  The increase was mainly due to a significant amount spent on research and development from $731,000 for the nine month period in 2007 to $1,764,000 for the nine month period in 2008.

Interest Expenses

Interest expenses were $50,000 for the nine months ended September 30, 2008 compared to $33,000 for the same period in 2007. This increase was mainly due to increase in interest rate on the short-term loan in the amount of $585,000 to supplement our working capital.

Income Tax Expenses

Income tax expenses for September 30, 2007 and 2008 amounted to $2,946,000 and $2,364,000, respectively, and our income tax rates were 33% and 25% during 2007 and 2008 respectively. The decrease in income tax expenses was attributable to a decrease in tax rate for the nine months ended September 30, 2008.

Net Income

 Net income for the nine months ended September 30, 2008 was $6,949,000, an increase of 16.20% from $5,980,000 for the same period in 2007. This increase was mainly attributable to an increase in our net sales driven by the increase demand in consumable market and a decrease in income tax rate.

Comparison of Years Ended December 31, 2007 and December 31, 2006

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales:

Results of Operations

	Year Ended December 31,
	2007		2006
	(Amounts in thousands, in U.S. Dollars, except for percentages)
Sales	$39,727	100.00%	$18,989	100.00%
Gross Profit	$14,788	37.22%	$6,604	34.78%
Operating Expense	$3,230	8.13%	$2,351	12.38%
Income From Operations	$11,558	29.09%	$4,253	22.40%
Other Expenses	$(8)	(0.02)%	$(1)	(0.01)%
Income tax expenses	$3,817	9.61%	$1,404	7.39%
Net Income	$7,749	19.51%	$2,850	15.01%

Sales

Sales for the year ended December 31, 2007 were $39,727,000, an increase of 109.21% from $18,989,000 for 2006.  We generate revenue primarily from the production and sale of garments in the domestic Chinese markets through our 689 POS spread across 10 provinces.  The increase in our sales was primarily attributable to PRC’s strong economic growth and the expansion of our marketing efforts under our VLOV brand which has penetrated into the market in the past few years.

The following table sets forth a breakdown of our total sales revenue, by provinces, for the periods indicated:

	Year Ended December 31,
	2007		2006
	(Amounts in thousands, in U.S. Dollars, except for percentages)
	$	% of total sales revenue	$	% of total sales revenue	Growth in 2007 compared with 2006

Beijing	$1,264	3.18%	$641	3.38%	97.19%
Zhejiang	$9,538	24.01%	$4,818	25.37%	97.97%
Shandong	$4,074	10.25%	$1,946	10.25%	109.35%
Jiangxi	$5,928	14.92%	$2,855	15.04%	107.64%
Yunnan	$3,563	8.97%	$1,972	10.38%	80.68%
Shanxi	$2,113	5.32%	$1,108	5.83%	90.70%
Liaoning	$2,072	5.22%	$998	5.26%	107.62%
Hubei	$4,869	12.26%	$2,387	12.57%	103.98%
Henan	$2,195	5.53%	$1,102	5.80%	99.18%
Guangxi	$2,121	5.34%	$1,130	5.95%	87.70%
Others	$1,990	5.00%	$32	0.17%	6118.75%
Total Net Sales	$39,727	100.00%	$18,989	100.00%	109.21%

Cost of Sales and Gross Profit Margin

The following table sets forth the components of our cost of sales and gross profit both in absolute amount and as a percentage of total net sales for the periods indicated.

	Year Ended December 31,
	2007		2006
	(Amounts in thousands, in U.S. Dollars, except for percentages)
Total Net Sales	$39,727	100.00%	$18,989	100.00%
OEM, Finished Goods	$3,223	8.11%	$2,462	12.97%
Raw Materials	$16,657	41.93%	$7,288	38.38%
Labor	$644	1.62%	$461	2.43%
Outsource Production Costs	$3,874	9.75%	$1,759	9.26%
Other and Overhead	$541	1.36%	$415	2.19%
Total Cost of Sales	$24,939	62.78%	$12,385	65.22%
Gross Profit	$14,788	37.22%	$6,604	34.78%

Raw materials cost accounted for 41.93% of our total net sales in 2007, compared to 38.38% of our total net sales in 2006. The increase in the percentage of raw materials is mainly due to the increased portion of outsource production which comprised of raw materials cost and outsource production cost, and the cost of raw material slightly increased in 2007 compared with 2006.

Labor cost accounted for 1.62% of our total net sales in 2007, a decrease of 0.81% compared to 2.43% of our total net sales in 2006.  Overhead and other expenses accounted for 1.36% of our total net sales in 2007, a decrease of 0.83% compared to 2.19% of total net sales in 2006.  The decrease in the percentage of the cost of total net sales was mainly due to the increase of total net sales in 2007 while some of these costs are fixed in nature.

 OEM accounted for 8.11% of our total net sales in 2007, a decrease of 4.86% compared to 12.97% of our total net sales in 2006. This decrease was mainly due to the focus on our own production and outsourced production in 2007. The volume increased in our own production and outsourced production was larger than volume of increase of OEM products.

Total cost of sales for the year ended December 31, 2007 was $24,939,000, an increase from $12,385,000 in 2006. As a percentage of total net sales, our cost of sales decreased to approximately 62.78% of total net sales for 2007, down from approximately 65.22% of total net sales in 2006.  Consequently, the gross margin as a percentage of total net sales increased to approximately 37.22% for 2007 from approximately 34.78% for 2006. The increase in gross margin was attributable to the bulk purchase of raw materials which we purchased at a lower price from our suppliers in 2007.

The following table sets forth our total net sales, cost of sales, gross profit and gross margin of the geographic market segments for the periods indicated.

	Year Ended December 31,

	2007				2006
	Net Sales	Cost of sales	Gross profit	Gross margin	Net Sales	Cost of sales	Gross profit	Gross margin
	(Amounts in thousands, in U.S. Dollars, except for percentages)

Beijing	$1,264	$799	$465	36.79%	$641	$420	$221	34.48%
Zhejiang	$9,538	$5,924	$3,614	37.89%	$4,818	$3,109	$1,709	35.47%
Shandong	$4,074	$2,548	$1,526	37.46%	$1,946	$1,258	$688	35.35%
Jiangxi	$5,928	$3,701	$2,227	37.57%	$2,855	$1,846	$1,009	35.34%
Yunnan	$3,563	$2,183	$1,380	38.73%	$1,972	$1,314	$658	33.37%
Shanxi	$2,113	$1,350	$763	36.11%	$1,108	$730	$378	34.12%
Liaoning	$2,072	$1,291	$781	37.69%	$998	$656	$342	34.27%
Hubei	$4,869	$3,018	$1,851	38.02%	$2,387	$1,572	$815	34.14%
Henan	$2,195	$1,350	$845	38.50%	$1,102	$727	$375	34.03%
Guangxi	$2,121	$1,292	$829	39.09%	$1,130	$732	$398	35.22%
Others	$1,990	$1,483	$507	25.48%	$32	$21	$11	34,38%
Total	$39,727	$24,939	$14,788	37.22%	$18,989	$12,385	$6,604	34.78%

Selling, General and Administrative Expenses

	Year Ended December 31,
	2007		2006
	$	% of Total Net Sales	$	% of Total Net Sales
	(Amounts in thousands, in U.S. Dollars, except for percentages)
Gross Profit	$14,788	37.22%	$6,604	34.78%
Operating Expenses:
Selling Expenses	$1,847	4.65%	$1,697	8.94%
General and Administrative Expenses	$1,383	3.48%	$654	3.44%
Total	$3,230	8.13%	$2,351	12.38%
Income from Operations	$11,558	29.09%	$4,253	22.40%

Selling expenses in 2007 increased by $150,000 from $1,697,000 in 2006 to $1,847,000 in 2007. The increase was mainly due to the exhibitions we held in order to promote our new products more extensively in 2007.

General and administrative expenses increased by $729,000 from $654,000 in 2006 to $1,383,000 in 2007. The increase was mainly due to our focus on product design and market research. We allocated more of our resources on research and development to develop new and trendy fashion apparels in 2007.

 Interest Expenses

Interest expenses were $46,000 in 2007 compared to $17,000 in 2006. This increase was mainly due to the increase of interest rate and the increase of our short term loan by $291,000 from $257,000 in 2006 to $548,000 in 2007.

Income Tax Expenses

Income tax expenses for 2006 and 2007 amounted to $1,404,000 and $3,817,000 respectively. There was no change in our income tax rate in 2007. As a result, the increase of income tax expense in 2007 was mainly due to higher taxable income generated.

Net Income

Net income in 2007 was $7,749,000, an increase of $4,899,000 from $2,850,000 in 2006. This increase was mainly attributable to the successful execution of our marketing strategies in 2007.

LIQUIDITY AND CAPITAL RESOURCES

Nine Months Ended September 30, 2008

As of September 30, 2008, we had cash and cash equivalents of $4,721,000, other current assets of $7,660,000 and current liabilities of $3,981,000. We presently finance our operations primarily from the cash flow from our operations, and we anticipate that this will continue to be our primary source of funds to finance our short-term cash needs. If we require additional capital to expand or enhance our existing facilities, we will consider debt or equity offerings or institutional borrowing as potential means of financing.

Net cash provided by operating activities for the nine months ended September 30, 2008 was $4,785,000 compared with net cash provided by operating activities of $8,404,000 for the same period in 2007. This decrease was mainly attributable to decreased inventories of $4,280,000, increased accounts receivable of $2,032,000, decreased accounts payable of $1,971,000, a decrease in income and other tax payable of $2,793,000 as a result of payment of long-outstanding debts and income tax payable.

Net cash used in investing activities was approximately $52,000 for the nine months ended September 30, 2008, compared with $67,000 provided by investing activities for the same period in 2007. This decrease in net cash from investing activities was mainly due to the payment for purchase of office equipment.

Net cash used in financing activities was $3,051,000 for the nine months ended September 30, 2008, compared with $187,000 net cash provided by financing activities for the same period in 2007. The decrease in net cash from financing activities was mainly due to an amount of $3,219,000 paid in dividends during the period.

As of September 30, 2008, the inventories had decreased to $657,000 compared with $3,439,000 as of September 30, 2007. Finished goods decreased to $242,000 as of September 30, 2008 from $2,202,000 as of September 30, 2007 resulting from increasing product supplies on OEM production. Most of the finished products were delivered from contract factory to customers directly. Therefore, finished goods have decreased as of September 30, 2008.

As of September 30, 2008, we had accounts receivable of $6,890,000, compared with $4,333,000 as of September 30, 2007. The debtor turnover ratio increased to 39 days as of September 30, 2008 from 28 days as of September 30, 2007. The increase in accounts receivables was mainly due to increase in sales amount and delay of repayment by our customers. Although the debtors turnover ratio increased by 11 days, the average settlement days was still within the credit period we granted to our customers that is less than 90 days.

As of September 30, 2008, we had accounts payables of $1,623,000, compared with $4,450,000 as of September 30, 2007. The decrease was mainly due to repayment of long-outstanding debts during the nine months ended September 30, 2008. As of September 30, 2007, around one-third of accounts payables were aged over 90 days. With increasing cash inflows during the period, we had settled the long-outstanding debts and most of our accounts payables as of September 30, 2008 were aged less than 90 days.

As of September 30, 2008, we had accrued expenses and other payables of $1,112,000, compared with $644,000 as of September 30, 2007. The increase was mainly due to the increase of provision for advertisement subsidies to distributors by $524,000 from $486,000 as of September 30, 2007 to $1,010,000 as of September 30, 2008.

Year Ended December 31, 2007

As of December 31, 2007, we had cash and cash equivalents of $2,758,000, other current assets of $9,597,000 and current liabilities of $10,974,000. We presently finance our operations primarily from the cash flow from our operations, and we anticipate that this will continue to be our primary source of funds to finance our short-term cash needs. If we require additional capital to expand or enhance our existing facilities, we will consider debt or equity offerings or institutional borrowing as potential means of financing.

Net cash provided in operating activities for 2007 was $6,947,000 compared with net cash provided by operating activities of $1,273,000 in 2006. This increase was mainly attributable to an increase in our net income as a result of our general business expansion.

Net cash provided by investing activities was approximately $69,000 in 2007, compared with $26,000 in 2006. This increase in 2007 was mainly due to a decrease in capital expenditure on purchase of property, plant and equipment.

Net cash used in financing activities was $6,663,000 in 2007, compared with $482,000 net cash provided by financing activities in 2006. The decrease in net cash provided by financing activities was as a result of dividend payments of $6,855,000.

As of December 31, 2007, we had inventories of $4,708,000, compared with $3,677,000 as of December 31, 2006. The increase of inventories was mainly due to the increase of finished goods to $2,251,000 as of December 31, 2007 from $1,073,000 as of December 31, 2006. The increase of finished goods was mainly due to increase of sales as of December 31, 2007.

As of December 31, 2007, the accounts receivable was amounted to $4,514,000, increased by 133% from $1,936,000 as of December 31, 2006. The increase was mainly due to the increase in sales. The sales in the year ended December 31, 2007 was $39,727,000, compared with $18,989,000 in the same period ended in 2006, which surged by more than 100%.

As of December 31, 2007, we had accounts payables of $3,406,000, compared with $1,823,000 as of December 31, 2006, which increased by 87%. The increase in accounts payables was mainly in line with the scale of operations.

As of December 31, 2007, we had accrued expenses and other payables of $714,000, compared with $478,000 as of December 31, 2006. The increase was mainly due to the increase of provision for advertisement subsidies to distributors by $297,000 from $272,000 as of December 31, 2006 to $569,000 as of December 31, 2007.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

RELATED PARTY TRANSACTIONS

For a description of our related party transactions, see the section of this Current Report entitled “Certain Relationships and Related Transactions.”

DESCRIPTION OF PROPERTY

Fujian offices and facilities

Our offices and our facilities are located in Fujian Province, China. The table below provides a general description of our facilities:

Location	Principal Activities	Area (sq. meters)	Lease Expiration Date
Yinglin Dongpu Village, Yilin Town, Jinjiang City, Fujian PRC 362200	Products distribution	2,859 square meters	N/A (property owned by V·LOV)

No. 1 Building, W. Xiangjiang Rd., Shishi City, Fujian, PRC 3627000	Office for marketing and research and development	2,500 square meters	December 31, 2008

Fengsheng Mansion 9th Floor Annan Road, Quanzhou City Fujian, PRC 362000	Office for accounting and financial services	331.5 square meters	July 9, 2009

The Company leases its two offices in Fujian Province under property lease agreements that expire in December 31, 2008 and July 9, 2009, with an option to renew the leases.  Minimum future commitments under the lease agreements payable as of December 31, 2008 are as follows:
Year Ended December 31	Amount
2009	$7,130

Rental expense was $26,334 and $35,869 during 2007 and 2008 respectively. We believe that our existing facilities are well maintained and in good operating condition.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior To Change Of Control

The following table sets forth information regarding the beneficial ownership of our common stock as of February 12, 2009, for each of the following persons, immediately prior to the transactions contemplated by the Exchange Agreement:

•	each of our directors and officers;

•	all of the directors and officers as a group; and

•	each person who is known by us to own beneficially five percent or more of our common stock.

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on February 12, 2009.

Common Stock Beneficially Owned
Executive officers and directors:	Number of Shares beneficially owned (1)	Percentage of class beneficially owned after the Transaction (2)
Matthew Hayden (3)	20,000	17.94%
All directors and executive officers as a group (one person)	20,000	17.94%

5% Shareholders:
Pope Investments II LLC (4)	56,000	50.22%
Ancora Greater China Fund, LP (5)	24,000	21.52%
MMH Group, LLC (3)	20,000	17.94%

(1)	Unless otherwise indicated in the footnotes to the table, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it.
(2)	Based on 111,500 shares of Common Stock outstanding as of February 12, 2009.

(3)
Shares are held in the name of MMH Group, LLC. Mr. Hayden is the Managing Partner and sole stockholder of MMH Group, LLC, and the Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company immediately prior to the closing of the Exchange Agreement. The address for Mr. Hayden and MMH Group, LLC is 7582 Windermere Court, Lake Worth, Florida 33467..

(4)	The address for Pope Investments II, LLC is 5100 Popular Avenue, Suite 805, Memphis, Tennessee 38137.

(5)	The address for Ancora Greater China Fund, LP is One Chagrin Highlands, 2000 Auburn Drive, Suite 300, Cleveland, Ohio 44122.

Security Ownership After Change Of Control

The following table sets forth information regarding the beneficial ownership of our common stock as of February 13, 2009, for each of the following persons, after giving effect to the transaction under the Exchange Agreement:

•	each of our incoming directors and executive officers in the “Management—Executive Compensation” section of this report;

•	all directors and executive officers as a group; and

•	each person who is known by us to own beneficially five percent or more of our common stock.

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on February 13, 2009.

	Common Stock Beneficially Owned
Incoming executive officers and directors: (1)	Number of Shares beneficially owned (2)	Percentage of class beneficially owned after the Transaction (3)
Qingqing Wu (4)	9,596,496	59.98%
Yushan Zheng	0	0%
Jianwei Shen	0	0%
Zhifan Wu	0	0%
Yuzhen Wu	0	0%
All directors and executive officers as a group (five persons)	9,596,496	59.98%

5% Shareholders:
Bestgrain Limited (4)	9,956,496	59.98%

(1)	Unless otherwise indicated, the address of the beneficial owner is No 1749-1751 Xiangjiang Road, Shishi City, Fujian Province, China.

(2)	Unless otherwise indicated in the footnotes to the table, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it.

(3)	Based on 16,000,000 shares of Common Stock outstanding as of February 13, 2009, immediately after the closing of the Share Exchange Agreement.

(4)	The address of Bestgrain Limited is 18A Man Hing Commercial Building, 79-83 Queen’s Road Central, Hong Kong. Mr. Qingqing Wu is the director and sole shareholder of Bestgrain Limited, thus Mr. Wu indirectly owns the shares held by Bestgrain Limited through his sole ownership of Bestgrain Limited.

DIRECTORS AND EXECUTIVE OFFICERS

Appointment of New Directors and Officers

In accordance with the Exchange Agreement, on the earlier of February 18, 2009 or immediately after the filing of the Company's annual report on Form 10-K for fiscal 2008, Mr. Qingqing Wu will be appointed as the Chairman of the board of directors, and will hold the seat until the next annual shareholder meeting can be held and until his successor is duly elected and qualified. Mr. Matthew Hayden will resign as a director of the Company ten days following the mailing of an information statement to the Company’s stockholders in compliance with Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. Upon Mr. Hayden resignation, Mr. Jianwei Shen, Mr. Zhifan Wu and Mr. Yuzhen Wu will be appointed as directors of the Company, and will hold the seats until the next annual shareholder meeting can be held and until their successors are duly elected and qualified.

Furthermore, on the earlier of February 18, 2009 or immediately after the filing of the Company's annual report on Form 10-K for fiscal 2008, Matthew Hayden will resign as our Chief Executive Officer, President, Secretary and Chief Financial Officer, and in his place, Mr. Qingqing Wu will become the President, Chief Executive Officer, Chief Operating Officer and Secretary, and Mr. Yushan Zheng as Chief Financial Officer and Treasurer. Descriptions of our incoming directors and officers can be found below in the section titled “Current Management.”

The following table sets forth the names and ages of the incoming directors and executive officers:

Name	Age	Position
Qingqing Wu *	38	President, Chief Executive Officer, Chief Operating Officer, Secretary and Chairman of the Board
Yushan Zheng *	46	Chief Financial Officer and Treasurer
Jianwei Shen	52	Director
Zhifan Wu	42	Director
Yuzhen Wu	30	Director

* Denotes an executive officer.

Biographical Information

The following is a brief account of the education and business experience of the incoming directors and executive officers during at least the past five years, indicating the person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

 Qingqing Wu graduated from Xiamen Jimei School of Light Industry in 1990 with a major in apparel design and received a Masters in Business Administration degree from Tsing-Hua University in 2007. Mr. Wu worked as a designer at Huacai Apparel Factory in Jinjiang County from 1990-1992. Between 1992 and 1994, Mr. Wu served as the Director of Design and Assistant to General Manager at Shidali Apparel Co., Ltd. in Jinjiang City. In November 1994, Mr. Wu founded Yinglin Jinduren. Mr. Wu also serves as the Standing Director of the First Committee of the Association of Fabric & Apparel in Jinjiang City.

Yushan Zheng graduated from Jiangxi University of Finance & Economics in 1987 with a major in industrial economics.  Mr. Zheng worked as the Director of Finance Department and served as the Chief Accounting Officer of Xianyou Electrical Machine Co., Ltd. in Fujian Province from 1987 till 2000. Between 2000 and 2004, Mr. Zheng served as the Manager of Auditors at Huada Certified Tax Agent Firm in Putian City.  From 2004 to 2009, Mr. Zheng served as the Manager of Finance Department and acted as the Chief Financial Officer of Sanyuan Metal Co., Ltd. and Sanchuan Aluminum Co., Ltd., respectively, in Fujian Province.  Starting from February 2009 until present, Mr. Zheng has been serving as the Chief Financial Officer of Yinglin Jinduren.  Mr. Zheng is a Chinese Certified Public Accountant and a Certified Tax Agent.

Dr. Jianwei Shen holds a Doctorate of Economics and Management from China Agricultural University, a Doctorate of Philosophy from Hohenheim University in Germany, a Master Degree in Economics and Management from Beijing Agricultural University, and a Bachelor’s Degree in Agricultural Economics from Beijing Agricultural University.  Since 2006, Dr. Shen is an independent director and a member of the Audit Committee of the China Essence Group Ltd., a company listed on the Singapore Exchange (Main Board).  From 2002 to 2005, he served as a project manager at Fujian Fuma Foods Group Co., and he worked as a project manager at Beijing Dasbro Co. Ltd from 1993 to 2000.  Dr. Shen is also a member of the Specialist Advisors to the City of Jinjiang, Fujian.  ADr. Shen also provides strategic corporate advisory services to Yinglin Jinduren.

Zhifan Wu serves as the manager of Yinglin Jinduren’s Purchasing Department, a position he has held since March 2006.  Mr. Wu worked as the purchasing assistant at Huangbao Apparel Co., Ltd. from 1996 to 2000.  From March 2000 to 2005, Mr. Wu served as the manager of the Purchasing Department in Huangbao Apparel Co., Ltd.

Yuzhen Wu graduated from Huaqiao University in 1998 with a major in Business Management. Mr. Wu has been working at Yinglin Jingduren since 1998. From 1998 to 2001, Mr. Wu worked as the workshop director. From 2001 to 2003, Mr. Wu worked as the production manager overseeing all production arrangements and process. Mr. Wu served as the vice general manager between 2003 and 2006, and as director of the general production management since 2006.

Family Relationships

Other than Mr. Qingqing Wu and Mr. Zhifan Wu, who are brothers, there are no family relationships between or among any of the incoming directors or executive officers.

Involvement in Certain Legal Proceedings

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our incoming officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Board of Directors

At the expiration of the 10-day period following the delivery and/or mailing of the Schedule 14f-1 Information Statement to our stockholders as required under Rule 14(f)-1, our board of directors will comprise of 4 members, all of whom, except for Dr. Jianwei Shen, are management members of Yinglin Jinduren. All directors serve in this capacity until their terms expire or until their successors are duly elected and qualified. Our bylaws provide that the authorized number of directors is between 1 and 13.

After Mr. Qingqing Wu’s appointment as the Chairman of the board of directors becomes effective, he will be responsible, in such capacity, for meeting with our Chief Financial Officer to review our financial and operating results, agendas and minutes of board and committee meetings, and presiding at the meetings of the committees of the board.

Our board of directors held no formal meetings during the most recently completed fiscal year. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Nevada and our By-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Board Committees; Director Independence

As of this date, our board of directors has not appointed an audit committee or compensation committee as we are not currently required to have such committees.  We have, however, charters adopted for audit and disclosure committees. The functions ordinarily handled by these committees are currently handled by our entire board of directors.  Our board of directors intends, however, to review our governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of our business.

Based upon information submitted by Dr. Jianwei Shen, the board of directors has determined that he is “independent” under the listing standards of NYSE Alternext US LLC (formerly the American Stock Exchange) and under the NASDAQ rules.

Code of Ethics

We have adopted a code of ethics that applies to our officers, directors and employees, including our chief executive officer, senior executive officers, principal accounting officer, and other senior financial officers. A copy of our code of ethics will be provided to any person without charge, upon written request sent to us at our offices located at No 1749-1751 Xiangjiang Road,  Shishi City, Fujian Province, China.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

Director Compensation

Currently, we do not pay any compensation to members of our board of directors for their service on the board.  However, we intend to review and consider future proposals regarding board compensation.

Executive Compensation

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal years ended December 31, 2008 and 2007 by the Chief Executive Officer and each of our other two highest paid executives of our predecessor, if any, of Sino Charter whose total compensation exceeded $100,000 during the fiscal years ended December 31, 2008 and 2007.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Nonquali-fied Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)

Matthew Hayden, outgoing CEO, President, Secretary, CFO and Treasurer (1)	2008 2007	0 0	0 0	0 0	0 0	0 0	0 0	0 0	$ $	0 0

Bradley Miller, former CEO, President, Secretary, CFO and Treasurer (2)	2008 2007	0 0	0 0	0 0	0 0	0 0	0 0	0 0	$ $	0 0

(1)
Mr. Matthew Hayden became the Company’s President, Chief Executive Officer, Secretary Chief Financial Officer, and Treasurer on August 1, 2008, and he will resign from all of these executive officer positions on the earlier of February 18, 2009 or immediately after the filing of the Company's 10-K for fiscal 2008.

(2)
Mr. Bradley Miller became the Company’s President, Chief Executive Officer, Secretary Chief Financial Officer, and Treasurer on October 30, 2006, and he resigned from all of these executive officer positions on August 1, 2008.

The following summary compensation table indicates the cash and non-cash compensation earned from Yinglin Jinduren during the fiscal years ended December 31, 2008 and 2007 by the incoming Chief Executive Officer and each of our other two highest paid incoming executives whose total compensation exceeded $100,000 during the fiscal years ended December 31, 2008 and 2007.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Nonquali-fied Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)

Qingqing Wu, incoming CEO, President, Secretary, and Chief Operating Officer (1)	2008 2007	0 0	0 0	0 0	0 0	0 0	0 0	0 0	$ $	0 0

(1)	Mr. Qingqing Wu is our incoming Chief Executive Officer, President, Secretary and Chief Operating Officer and will take his offices concurrently with Mr. Hayden's resignation.

None of our executive officers received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control. As a result, we have omitted this table.

Employment Agreements

We currently have no employment agreements with any of our incoming executive officers

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions of Yinglin Jinduren

Set forth below are the related party transactions between Yinglin Jinduren’s stockholders, officers and/or directors, and Yinglin Jinduren as of the date set forth on the table.

	(Amount in Thousands)
	September 30, 2008	December 31, 2007	December 31, 2006
	(Unaudited)
Amounts due from a director:
Mr. Qingqing Wu (1) (2)	$0	$156	$146
Amount due to a director:
Mr. Qingqing Wu (1) 3)	2	1	1

(1)	The amount due to/from a director was unsecured, interest-free and repayable on demand.

(2)	The amount due from Mr. Wu is for Yinglin Jinduren in connection with the normal course of business.

(3)	The amount due to Mr. Wu is from Peng Xiang for its general expenses.

Yinglin Jinduren has also licensed four trademarks from Mr. Qingqing Wu, although none of these trademarks are currently used in  connection with any products.

LEGAL PROCEEDINGS

We are not currently involved in any material legal proceedings, nor have we been involved in any such proceedings that have had or may have a significant effect on our company. We are not aware of any other material legal proceedings pending against us.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is not listed on any stock exchange.  Our common stock is traded over-the-counter on the Over-the-Counter Bulletin Board under the symbol “SICI.OB”.  The following table sets forth the high and low bid information for our common stock for each quarter since we have been listed on the Over-the Counter Bulletin Board, as reported by the Over-the-Counter Bulletin Board.  The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

	Low	High
2008 (1)
Quarter ended December 31, 2008	$0.05	$0.05
Quarter ended September 30, 2008	$0.13	$0.13
Quarter ended June 30, 2008	$0.10	$0.10

As of February 11, 2009, the closing sales price for shares of our common stock was $1.07 per share on the Over-The-Counter Bulletin Board.

Holders

As of February 6, 2009, there were approximately 28 shareholders of record of our common stock based upon the records of the shareholders provided by our transfer agent.  Our transfer agent is Transfer Online, whose address is 317 SW Alder Street, Portland, OR 97204 and telephone number is 503-227-2950.

Dividends

We have never paid cash dividends on our common stock.  We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.  Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant.  Our retained earnings deficit currently limits our ability to pay dividends.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Exchange Transaction.  This description is only a summary.  You should also refer to our articles of incorporation, bylaws and articles of amendment which have been incorporated by reference or filed with the SEC as exhibits to this Current Report on Form 8-K.

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.00001 per share and 100,000,000 shares of preferred stock at a par value of $$0.00001 per share.

Common Stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote.  Holders of common stock do not have cumulative voting rights.  Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of our liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.  All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Our board of directors, without further shareholder approval, may issue preferred stock in one or more classes or series as the board may determine from time to time.  Each such class or series shall be distinctly designated.  All shares of any one class or series of the preferred stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative.  The voting powers, designations, preferences, limitations, restrictions and relative rights thereof, if any, may differ from those of any and all other series outstanding at any time.  Our board of directors has express authority to fix (by resolutions adopted prior to the issuance of any shares of each particular class or series of preferred stock) the number of shares, voting powers, designations, preferences, limitations, restrictions and relative rights of each such class or series.  The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and issuance of preferred stock may delay, defer or prevent a change in our control.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

 Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of the State of Nevada’s Revised Business Statutes, Sino Charter has adopted the following indemnification provisions in its Bylaws for its directors and officers:

.01   Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

.02   Derivative Action The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

.03   Successful Defense. To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and ..02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

.04   Authorization. Any indemnification under Paragraphs .01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders. Anyone making such a determination under this Paragraph .04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

.05   Advances. Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

.06   Nonexclusivity. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

.07   Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

.08   "Corporation" Defined. For purposes of this Section, references to the "Corporation" shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting stock of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company’s Articles of Incorporation, the Nevada Revised Business Statutes or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 3.02	Unregistered Sales of Equity Securities

As more fully described in Items 1.01 and 2.01 above, in connection with the Exchange Agreement, on the Closing Date, we issued 14,560,000 shares of our common stock to the BVI Shareholders in exchange for 100% of the capital stock of Peng Xiang. Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.  The issuance of the common stock to the BVI Shareholders pursuant to the Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D or S thereof.  We made this determination based on the representations of the BVI Shareholders which included, in pertinent part, that such shareholders were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On February 12, 2009, we completed an offering of 514,000 shares of our common stock at a price of $0.10 per share to three purchasers. The total amount received from this offering was $51,400. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. The Company made this determination based on the representations of Investors, which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such Investor was acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each Investor understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On February 13, 2009, we completed an offering of 814,500 shares of our common stock at a price of $0.001 per share to 4 purchasers. The total amount received from this offering was $814.50. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. The Company made this determination based on the representations of Investors, which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such Investor was acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each Investor understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

In November 2006, we issued 10,000,000 shares of common stock pursuant to the exemption from registration contained in section 4(2) of the Securities Act. This was accounted for as a sale of common stock.

Item 5.01	Changes in Control of Registrant.

As more fully described in Items 1.01 and 2.01 above, on February 13, 2009, in a reverse acquisition, we acquired a business engaged in the design, sourcing, marketing and distribution of high fashion apparel and clothing products in China, by executing the Exchange Agreement by and among the Company, Peng Xiang and the BVI Shareholders. Peng Xiang owns 100% of the equity in Korea Jinduren.  In turn, Korea Jinduren controls Yinglin Jinduren through a series of contractual arrangements.

Under the Exchange Agreement, on the Closing Date, we acquired all of the issued and outstanding shares of Peng Xiang through the issuance of 14,560,000 restricted shares of our common stock to the BVI Shareholders.  Immediately prior to the Exchange Transaction, we had 1,440,000 shares of common stock issued and outstanding.  Immediately after the issuance of the shares to the BVI Shareholders, we had 16,000,000 shares of common stock issued and outstanding.  As a result of this Exchange Transaction, the BVI Shareholders became our controlling shareholders and Peng Xiang became our wholly owned subsidiary.

In connection with the Closing of the Exchange, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 below, on the earlier of February 18, 2009 or immediately after the filing of the Company's annual report on Form 10-K for fiscal 2008, Mr. Matthew Hayden will resign as Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer of Sino Charter, and Mr. Qingqing Wu will be appointed to the board of directors and become the Company’s Chief Executive Officer, President, Secretary and Chief Operating Officer, and Mr. Yushan Zheng will become Chief Financial Officer and Treasurer. In addition, upon the Company’s compliance with the provisions of Section 14(f) of the Securities Act of 1933, as amended, and Rule 14(f)-1 thereunder, the appointments of Dr. Jianwei Shen, Mr.  Zhifan Wu and Mr. Yuzhen Wu as new members of the Company’s board of directors will also become effective. The Schedule 14f-1 Information Statement will be filed and mailed to the Company’s stockholders shortly after the filing of this Form 8-K current report.

The closing of the transaction under the Exchange Agreement, which resulted in the change of control of the registrant, occurred on February 13, 2009. A copy of the Exchange Agreement is included as Exhibit 2.1 to this current report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2009, our board of directors adopted resolution by unanimous written consent to amend Article III of our Bylaws in order to allow shareholders to take action by written consent of at least a majority of the voting power, unless an action requires a different proportion of voting power, in which case that proportion of written consents shall be required. Previously, our Bylaws only permitted shareholder action by unanimous written consent. A copy of the amended Article III of the Bylaws is included as Exhibit 3.3 to this current report on Form 8-K.

Additionally on February 13, 2009, the board of directors adopted resolution by unanimous written consent to change the Company’s fiscal year end from November 30 to December 31.

Item 5.06	Change in Shell Company Status.

As explained more fully in Item 2.01 above, Sino Charter was a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the closing of the Exchange. As a result of the Exchange, Peng Xiang became the wholly owned subsidiary of Sino Charter and V·LOV became Sino Charter’s main operational business. Consequently, registrant believes that the Exchange has caused it to cease to be a shell company. For information about the Exchange, please see the information set forth above under Item 2.01 of this current report, which information is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

Reference is made to the reverse acquisition transaction under the Exchange Agreement, as described in Item 1.01, which is incorporated herein by reference.  As a result of the closing of the reverse acquisition transaction, our primary operations consist of the business and operations of V·LOV, which are conducted by Yinglin Jinduren in China.  In the reverse acquisition transaction, Sino Charter is the accounting acquiree and Peng Xiang is the accounting acquirer.  Accordingly, we are presenting the financial statements of Peng Xiang and its consolidated entities.

(a) Financial Statements of the Business Acquired

The audited consolidated financial statements of Peng Xiang for the years ended December 31, 2006 and 2007 and the unaudited consolidated financial statements for the nine months ended September 30, 2008 and 2007, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 of this Current Report.

(b) Pro Forma Financial Information

Incorporated by reference to Exhibit 99.2 attached hereto.

(d) Exhibits

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Share Exchange Agreement (3)
3.1	Articles of Incorporation of Sino Charter, Inc. (Nevada) (1)
3.2	Bylaws of Sino Charter, Inc. (1)
3.3	Amendment to the Bylaws of Sino Charter, Inc. (3)
4.1	Specimen Stock Certificate of Sino Charter, Inc. (1)
14.1	Code of Ethics of Sino Charter, Inc. (2)
10.1	Consulting Services Agreement (3)
10.2	Operating Agreement (3)
10.3	Equity Pledge Agreement (3)
10.4	Option Agreement (3)
10.5	Voting Rights Proxy Agreement (3)
99.1
Audited consolidated financial statements of Peng Xiang Peng Fei Investments Limited for the years ended December 31, 2007 and 2006 and unaudited consolidated financial statements for the nine months ended September 30, 2008 and 2007, and accompanying notes to the consolidated financial statements (3)

99.2	Unaudited Pro Forma Consolidated Financial Statements (3)
99.3	Audited Committee Charter (2)
99.4	Disclosure Committee Charter (2)

* Filed Herewith.
(1) Previously filed with our Registration Statement on Form SB-2 on February 9, 2007.
(2) Previously filed with our Annual Report on Form 10K on March 7, 2008
(3) Previously filed with our Current Report on Form 8-K on February 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO CHARTER, INC.

By:	/s/ Matthew Hayden
Matthew Hayden
Chairman and Chief Executive Officer

Dated: February 18, 2009